UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ALPHATEC HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

A Letter from our CEO Patrick S. Miles

April 26, 2024

Dear Stockholder:

We cordially invite you to attend our 2024 Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time, on Wednesday, June 12, 2024, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

Details regarding the meeting, the business to be conducted at the meeting, and information about Alphatec Holdings, Inc. that you should consider when you vote your shares are described in this proxy statement.

We are asking stockholders of Alphatec Holdings, Inc.:

•
to elect nine persons to our Board of Directors;
•
to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•
to approve, on an advisory basis, the compensation of our named executive officers.

The Board of Directors recommends the approval of each of the proposals. Such other business will be transacted as may properly come before the annual meeting.

Under Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to the majority of our stockholders over the Internet. This delivery process allows us to provide stockholders with the information they need, while at the same time conserving natural resources and lowering the cost of delivery. On May 2, 2024, we intend to begin sending to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement for our 2024 Annual Meeting of Stockholders and our 2023 Annual Report to Stockholders, which are located online at www.proxydocs.com/ATEC. The Notice also provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail.

We hope you will be able to attend the annual meeting. Whether you plan to attend the annual meeting or not, it is important that you cast your vote either in person or by proxy. You may vote over the Internet as well as by telephone or by mail. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Alphatec Holdings, Inc.

Sincerely,

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

1950 Camino Vida Roble

Carlsbad, CA 92008

April 26, 2024

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TIME: 10:00 a.m. Pacific Time

DATE: Wednesday, June 12, 2024

PLACE: Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Alphatec Holdings, Inc. (the "Annual Meeting") will be held on Wednesday, June 12, 2024, for the following purposes:

1.
To elect nine directors to serve until the 2025 Annual Meeting of Stockholders;
2.
To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;
3.
To approve, on an advisory basis, the compensation of our named executive officers; and
4.
To transact such other business as may be properly presented at the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our Board of Directors has fixed the close of business on April 17, 2024, as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. A total of 139,805,908 shares of our common stock were issued and outstanding as of the record date. Each share of common stock entitles its holder to one vote. Cumulative voting of shares of common stock is not permitted.

At the Annual Meeting and for the ten-day period immediately prior to the Annual Meeting, the list of our stockholders entitled to vote at the Annual Meeting will be available for inspection at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008 for such purposes as are set forth in the General Corporation Law of the State of Delaware.

At least a majority of all issued and outstanding shares of common stock entitled to vote at a meeting is required to constitute a quorum for the conduct of business at the Annual Meeting. Accordingly, whether you plan to attend the Annual Meeting or not, we ask that you vote by following the instructions in the accompanying proxy statement and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick S. Miles

President, Chief Executive Officer and Chairman of the Board

1950 Camino Vida Roble

Carlsbad, CA 92008

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, along with the accompanying Notice of 2024 Annual Meeting of Stockholders, contains information about the 2024 annual meeting of stockholders of Alphatec Holdings, Inc. (the "Annual Meeting"), including any adjournments or postponements thereof. We are holding the Annual Meeting at 10:00 a.m., Pacific Time, on Wednesday, June 12, 2024, at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008.

In this proxy statement, we refer to Alphatec Holdings, Inc. as the "Company," "we" and "us."

This proxy statement relates to the solicitation of proxies by our Board of Directors (the "Board of Directors") for use at the Annual Meeting.

On or about May 2, 2024, we will begin sending a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders entitled to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON June 12, 2024

This proxy statement, our Annual Report and the proxy card for the Annual Meeting are available for viewing, printing and downloading at www.proxydocs.com/ATEC. To view these materials, please have your 12-digit control number available that appears on your Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements, annual reports to stockholders and proxy cards by electronic delivery.

Additionally, you can find a copy of our Annual Report, which includes our financial statements, for the fiscal year ended December 31, 2023 on the website of the Securities and Exchange Commission (the "SEC") at www.sec.gov, or in the "SEC Filings" section of the "Investors" section of our website at www.atecspine.com.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors is soliciting your proxy to vote at the Annual Meeting to be held at our corporate headquarters, located at 1950 Camino Vida Roble, Carlsbad, CA 92008 on Wednesday, June 12, 2024 at 10:00 a.m., Pacific Time, and any adjournments or postponements of the meeting. The proxy statement along with the accompanying Notice of 2024 Annual Meeting of Stockholders summarizes the purposes of the Annual Meeting and the information you need to know in order to vote at the Annual Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2024 Annual Meeting of Stockholders, the proxy card and a copy of our Annual Report for the fiscal year ended December 31, 2023 because you owned shares of our common stock on the record date. We intend to commence distribution of the Notice and, if applicable, the proxy materials to stockholders on or about May 2, 2024.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

As permitted by the rules of the SEC, we may furnish our proxy materials to our stockholders by providing access to such documents on the Internet, rather than mailing printed copies of these materials to each stockholder. Most stockholders will not receive printed copies of the proxy materials unless they request them. We believe that this process should expedite stockholders’ receipt of proxy materials, lower the costs of the Annual Meeting and help to conserve natural resources. If you received a Notice by mail or electronically, you will not receive a printed or email copy of the proxy materials, unless you request one by following the instructions included in the Notice. Instead, the Notice instructs you as to how you may access and review all of the proxy materials and submit your proxy on the Internet. If you requested a paper copy of the proxy materials, you may authorize the voting of your shares by following the instructions on the proxy card, in addition to the other methods of voting described in this proxy statement.

Who Can Vote?

Only stockholders who owned our common stock at the close of business on April 17, 2024 are entitled to vote at the Annual Meeting. On the record date, there were 139,805,908 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see "May I Change or Revoke My Proxy?" below.

How Many Votes Do I Have?

Each share of our common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director and whether your shares should be voted for, against or abstain with respect to each of the other proposals. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare, Inc. ("Computershare"), or you have stock certificates registered in your name, you may vote:

•
By Internet or by telephone. Follow the instructions included in the proxy card to vote by Internet at www.proxypush.com/atec or telephone.
•
By mail. If you received a proxy card by mail, you can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendation of our Board of Directors as noted below.
•
In person at the meeting. If you attend the Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, June 11, 2024.

If your shares are held in "street name" (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the meeting, you should contact the broker or agent to obtain a legal proxy or broker’s proxy card and bring it with you to the Annual Meeting in order to vote. You will not be able to vote at the Annual Meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•
"FOR" the election of each of the nominees for director;
•
"FOR" the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
•
"FOR" the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his or her best judgment. At the time this proxy statement was first made available to our stockholders, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. Stockholders of record may change or revoke your proxy in any one of the following ways:

•
if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•
by re-voting by Internet or by telephone as instructed above;
•
by notifying us at 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Tyson Marshall, General Counsel & Corporate Secretary, in writing before the Annual Meeting that you have revoked your proxy; or
•
by attending the Annual Meeting in person and voting in person.

Beneficial owners of shares held in street name must follow the instructions provided by your bank, broker, trustee or other nominee if you wish to change your vote.

Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that the proxy be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice or proxy card if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under "How Do I Vote?" for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under "How Do I Vote?"

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under "How Do I Vote?," the bank, broker or other nominee that holds your shares has the authority to vote your uninstructed shares only on the ratification of the appointment of our independent registered public accounting firm (Proposal 2) if it does not receive instructions from you, as this is considered a routine matter on which the bank, broker or other nominee has discretionary authority to vote. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire. A "broker non-vote" will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Your bank, broker or other nominee does not have the ability to vote your uninstructed shares in respect of Proposals 1 or 3. Thus, if you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for the foregoing proposals. If you do not instruct your bank, broker or other nominee how to vote with respect to the foregoing proposals, no votes will be cast on these proposals on your behalf.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors

The nominees for director who receive the most votes (also known as a "plurality" of the votes cast) will be elected. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2024, the Audit Committee of our Board of Directors will reconsider whether or not to retain Deloitte & Touche LLP.

Proposal 3: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers

The affirmative vote of a majority of the votes cast affirmatively or negatively for this proposal is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting and we will publish preliminary results, or final results if then available, by filing a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended Current Report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

If we Solicit Proxies, Who will Pay the Costs of Soliciting these Proxies?

If we solicit proxies, we will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. If we ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies, then we will reimburse them for their expenses. We have not engaged and do not currently intend to engage a proxy solicitor to assist us with the solicitation of proxies. If we later determine to engage a proxy solicitor, then we will pay the costs of the solicitor, including its fee and the reimbursement of its expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 12, 2024 at our corporate headquarters, which are located at 1950 Camino Vida Roble, Carlsbad, CA 92008. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Notice or, if applicable, a single set of our Annual Report and proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as "householding," benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be "householded," the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a set of proxy materials this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare, by calling their toll-free number, 1-866-265-1875.

If you do not wish to participate in "householding" and would like to receive your own Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another Alphatec Holdings, Inc. stockholder and together both of you would like to receive only a single notice of Internet availability of proxy materials or, if applicable, set of proxy materials, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare, and inform them of your request by calling them at 1-866-265-1875 or writing them at PO BOX 505000 Louisville, KY 40233-5000.
•
If a broker or other nominee holds your shares of our common stock, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2024 for (a) each of our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders.

The share amounts set forth in the column below entitled "Number of Shares of Common Stock Beneficially Owned" represent the number of shares of common stock beneficially owned by such holder as of April 17, 2024. Applicable percentage of ownership in the column below entitled "Percentage of Outstanding Common Stock" is based on 139,805,908 shares of common stock outstanding on April 17, 2024.

The holders of certain of our outstanding warrants are restricted from exercising such warrants to the extent such exercise would cause such holder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise (subject to adjustment up to 9.99% upon the fulfillment of certain conditions), excluding for purposes of such determination shares of common stock issuable upon exercise of such warrants which have not been exercised. The disclosures contained in the table below and in the footnotes to the table below reflect these limitations.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (1)		Percentage of Outstanding Common Stock
Directors and Named Executive Officers
Elizabeth Altman	24,150		*
Evan Bakst	1,094,130		*
Mortimer Berkowitz III	1,249,866		*
Quentin Blackford	562,697		*
David Demski	150,000		*
Karen K. McGinnis	69,206		*
Marie Meynadier	42,396		*
Patrick S. Miles	7,143,452	(2)	5.04%
David H. Mowry	110,563	(3)	*
David R. Pelizzon	15,087,555	(4)	10.53%
Jeffrey P. Rydin	543,655		*
James L.L. Tullis	1,730,569	(5)	1.24%
Ward W. Woods	2,168,816	(6)	1.55%
Craig E. Hunsaker	1,301,231	(7)	*
J. Todd Koning	149,461		*
Scott Lish	417,635	(8)	*
David P. Sponsel	366,173	(9)	*
All current executive officers and directors as a group (21 persons)	33,297,791	(10)	22.80%

Five Percent Stockholders
L-5 Healthcare Partners, LLC Paul Segal	11,081,538	(11)	7.93%
c/o LS Power Development, LLC 1700 Broadway, 35th Floor
New York, NY 10019

BlackRock, Inc.	7,692,936	(12)	5.50%
50 Hudson Yards
New York, NY 10001

Squadron Capital LLC Squadron Capital Holdings LLC Jennifer N. Pritzker David R. Pelizzon	14,808,310	(13)	10.34%
c/o Squadron Capital LLC 104 S. Michigan Avenue
Chicago, IL 60603

* Represents beneficial ownership of less than 1% of the outstanding shares of common stock.

(1)
Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes sole or shared voting or investment power with respect to the securities. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, preferred stock and restricted stock units held by that person or entity that are currently exercisable or convertible or that will become exercisable, convertible or will otherwise vest within 60 days of April 17, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.
(2)
Includes 1,327,434 shares of common stock issuable upon the exercise of vested warrants, and 721,193 shares of common stock issuable upon exercise of vested options. Also includes 250,000 shares of common stock held by MOM, LLC. Mr. Miles is the manager of MOM, LLC, and therefore may be deemed to beneficially own such shares.
(3)
Includes 28,090 shares of common stock issuable upon exercise of vested options.
(4)
Includes 11,395,045 shares of common stock, and 3,413,265 shares of common stock issuable upon the exercise of vested warrants held by Squadron Capital LLC ("Squadron Capital"). Mr. Pelizzon is a member of the managing committee of Squadron Capital, and therefore may be deemed to beneficially own the shares held by Squadron Capital. Mr. Pelizzon disclaims beneficial ownership of the shares held by Squadron Capital except to the extent of his pecuniary interest in such shares.
(5)
Includes 625,931 shares of common stock held by Tullis Dickerson Capital Focus III, LP, 563,831 shares of common stock held by Tullis Growth Fund, L.P., and 380,097 shares of common stock held by Tullis Dickerson Partners III, LLC. Mr. Tullis controls the general partner of each of Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners III, LLC, and therefore may be deemed to beneficially own the shares held by Tullis Dickerson Capital Focus III, LP, Tullis Growth Fund, L.P., and Tullis Dickerson Partners III, LLC. Mr. Tullis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.
(6)
Includes 2,056,311 shares of common stock held by Woods 1994 Family Partnership, LP. Mr. Woods is the president of North Hailey Corporation, the general partner and managing member of Woods 1994 Family Partnership, LP, and therefore may be deemed to beneficially own such shares.
(7)
Includes 466,126 shares of common stock issuable upon exercise of vested options.
(8)
Includes 110,000 shares of common stock issuable upon exercise of vested options.
(9)
Includes 15,000 shares of common stock issuable upon exercise of vested options.
(10)
Includes 6,248,608 shares of common stock issuable upon exercise of options or warrants that have vested or will vest within 60 days of April 17, 2024.
(11)
This information is based on a Schedule 13D/A filed with the SEC on March 22, 2024 by L-5 Healthcare Partners, LLC ("L-5 Healthcare") and Paul Segal, in which L-5 Healthcare and Mr. Segal reported that they each have shared voting and dispositive power over all of these shares.
(12)
This information is based on a Schedule 13G filed with the SEC on January 29, 2024 by BlackRock, Inc. ("BlackRock"), in which BlackRock reported that it has sole voting and dispositive power over all of these shares.

(13)
This information is based on a Schedule 13D filed with the SEC on March 11, 2021 by Squadron Capital LLC, and on SEC Forms 4 filed by David Pelizzon on June 21, 2023, and by Jennifer Pritzker on August 10, 2023, which reflects that Squadron Capital LLC has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Squadron Capital Holdings LLC has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, that Jennifer N. Pritzker has shared voting and dispositive power over 14,215,781 shares of common stock and 6,759,530 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 58,000 shares of common stock, and that David R. Pelizzon has shared voting and dispositive power over 11,395,045 shares of common stock and 3,413,265 shares of common stock issuable upon the exercise of vested warrants, and sole voting and dispositive power over 289,153 share of common stock.

MANAGEMENT

Board of Directors

Our Board of Directors currently consists of thirteen directors, all of whose terms of office expire at the Annual Meeting. Our Nominating and Corporate Governance Committee recommended, and our Board of Directors approved, the nomination of the following nine nominees for election at the Annual Meeting: Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, Jeffrey P. Rydin, and Ward W. Woods. Set forth below are their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Each nominated director is elected to serve until our next annual meeting of stockholders or the sooner of his or her resignation or the date when his or her successor is duly appointed and qualified. Additionally, set forth below is information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this proxy statement that each person listed below should serve as a director.

Evan Bakst was initially appointed to the Board of Directors by L-5 Healthcare pursuant a right held by L-5 Healthcare to appoint up to two members of the Board of Directors so long as L-5 Healthcare and its affiliates beneficially own at least 12.5% of our common stock on a fully diluted basis. In compliance with Nasdaq Rule 5640, the number of directors L-5 Healthcare is entitled to appoint was to be reduced to one when the beneficial ownership of L-5 Healthcare and its affiliates fell below 12.5% but was at least 7.5%. Notwithstanding anything set forth above, L-5 Healthcare shall not have the right to appoint any directors directly unless it and its affiliates beneficially own at least 7.5% of our common stock on a fully diluted basis. On April 9, 2024, L-5 Healthcare informed the Board of Directors that, as of the Annual Meeting, it would appoint Evan Bakst to the Board of Directors pursuant to its right of appointment.

Name	Age
Elizabeth Altman (2)(4)	53
Evan Bakst (4)	57
Mortimer Berkowitz III, Lead Director (1)(4)	70
Quentin Blackford (2)(3)(4)	45
David Demski (4)	66
Karen K. McGinnis (3)(4)	57
Marie Meynadier (4)	62
Patrick S. Miles, President, Chief Executive Officer and Chairman of the Board	58
David H. Mowry (2)(4)	61
David R. Pelizzon (4)	68
Jeffrey P. Rydin (4)	57
James L.L. Tullis (1)(4)	77
Ward W. Woods (3)(4)	81

(1)
Member of the Nominating and Corporate Governance Committee. Mr. Berkowitz is Chair of the Committee.
(2)
Member of the Audit Committee. Ms. Altman is Chair of the Committee.

(3)
Member of the Compensation Committee. Mr. Woods is the Chair of the Committee.
(4)
Independent director under Nasdaq rules.

Elizabeth Altman has served as a director and Chair of the Company’s Audit Committee since August 2021. Ms. Altman worked at the accounting firm KPMG LLP from 1993 to 2019, serving as Managing Partner of its San Diego office from 2014 to 2019, where she led a team of over 260 professionals and 23 partners providing an array of assurance, tax and advisory services to public and private companies across all industry sectors, and served as lead audit partner on numerous early stage, middle market and large global clients in the private and public markets predominately in the life sciences, consumer and technology business sectors. Ms. Altman serves on the board of directors of Veradigm, Inc. (formerly Allscripts Healthcare Solutions, Inc.) (Nasdaq: MDRX) where she is chair of the audit committee and a member of the nominating and governance committee. Additionally, Ms. Altman served on the board of directors of CV Sciences, Inc. (OTC: CVSI) through June 2022 and was Chair of its audit committee and a member of its compensation committee. Ms. Altman has also served as a board member of the Corporate Directors Forum, a 501(c)(6) nonprofit organization focused on helping directors, and those who support them, build more effective boards through continuous learning and peer networking, and has held a leadership position in the Women Corporate Directors, San Diego Chapter, the world’s largest membership organization and community of today’s preeminent women leaders in business. Ms. Altman earned a B.S. in Accounting from Indiana University and is a Certified Public Accountant (inactive).

The Board of Directors selected Ms. Altman to serve on the Board of Directors because it believes her knowledge and expertise in public accounting as well as her operating and financial experience contribute to the breadth of knowledge of the Board of Directors.

Evan Bakst has served as a director since March 2018. Mr. Bakst is the Founder and Portfolio Manager of Treetop Capital since 2013, a fundamental, value-oriented investment firm focused primarily on small to midcap healthcare companies. Before launching Treetop, Mr. Bakst spent seven years (2005-2012) at Tremblant Capital, a long/short equity hedge fund, most recently as a Partner where he led the healthcare group. Prior to joining Tremblant, Mr. Bakst was a Principal at JPMorgan Partners, LLC (2000-2005), where he shared the day-to-day responsibility for managing the healthcare buyout practice. Previously, Mr. Bakst was a Managing Director at The Beacon Group, a private equity/M&A boutique and, prior to that, Mr. Bakst worked as a Consultant at Bain and Company, providing strategic and operational advice to a major healthcare company. Mr. Bakst was formerly on the Boards of Accordant Health Services, Cadent Holdings, Inc., FundsXpress Inc., Iasis Healthcare, MedQuest Associates, National Surgical Care, Quality Tubing Inc., Sonacare Medical, LLC and ValueOptions. Mr. Bakst earned a B.A. in Economics from the University of California, Berkeley, and an M.B.A. from the Harvard Business School.

The Board of Directors selected Mr. Bakst to serve on the Board of Directors because it believes his investment and financial expertise and experience in the healthcare industries contribute to the breadth of knowledge of the Board of Directors.

Mortimer Berkowitz III has served as Lead Director since October 2017 and as a Director since March 2005. Mr. Berkowitz served as the Chair of the Board of Directors from April 2007 through July 2011 and again from December 2016 to October 2017. He is President and Chief Executive Officer of InnovaHealth Partners, LP, a private equity firm he founded in January 2017. Mr. Berkowitz also is a Managing Member of HGP, LLC — the general partner of HealthpointCapital Partners, LP, a private equity firm — and President, a member of the Board of Managers and a Managing Director of HealthpointCapital, LLC. He has held the position with HGP, LLC from its formation in August 2002, the positions of Managing Director and member of the Board of Managers of HealthpointCapital, LLC from its formation in July 2002 and the position of President of HealthpointCapital, LLC beginning February 2005. From 1990 to 2002, Mr. Berkowitz was Managing Director and co-founder of BPI Capital Partners, LLC, a private equity firm. Prior to 1990, Mr. Berkowitz spent 11 years in the investment banking industry with Goldman, Sachs & Co. (1979-1982), Lehman Brothers Incorporated (1982-1987) and Merrill Lynch & Co. (1987-1990). Mr. Berkowitz has served as Chairman of the Board of Directors of Blue Belt Holdings, Inc., a surgical robotics company, since 2011, of BioHorizons, Inc., a dental implant company, since 2006 and of OrthoSpace, a sports medicine company, since 2015, and as a director of ProSomnus, Inc., a sleep technology company, from 2006 to 2022, all of which are or were (prior to acquisition) HealthpointCapital portfolio companies. He has served as Chairman of Koelis, S.A., a prostate cancer diagnosis and treatment company, since 2019, Lead Director of Channel MedSystems, Inc., a women's health company, since 2021, a director of Radiaction Medical, a radiation protection technology company, since January 2020 and a director of Monteris Medical, a neurosurgery technology company, since 2022, all of which are InnovaHealth Partners portfolio companies. Mr. Berkowitz earned an M.B.A. degree from the Columbia Graduate School of Business and a B.A. degree from Harvard.

The Board of Directors selected Mr. Berkowitz to serve on the Board of Directors because it believes his investment and financial expertise and experience in the medical technology sector and, specifically, the spine industry contribute to the breadth of knowledge of the Board of Directors.

Quentin Blackford has served as a director since October 2017. He currently serves as the Chief Executive Officer of iRhythm Technologies, Inc., a leading digital healthcare solutions company focused on the advancement of cardiac care. Prior to joining iRhythm in October 2021, Mr. Blackford served (from March 2021) as Chief Operating Officer and (from August 2017 to March 2021) as Chief Financial Officer of DexCom, Inc., a company focused on developing and marketing continuous glucose monitoring systems for ambulatory use by people with diabetes and by healthcare providers. Prior to joining DexCom, Inc. in August 2017, Mr. Blackford served since August 2016 as the Executive Vice President, Chief Financial Officer, Head of Strategy and Corporate Integrity of NuVasive, Inc., a medical device company focused on developing minimally disruptive surgical products and procedures for the spine. In this role, Mr. Blackford was responsible for leading NuVasive, Inc.’s Finance, Strategy and Corporate Development, Compliance and Regulatory functions. From August 2014 until August 2016, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President and Chief Financial Officer. From July 2012 to August 2014, Mr. Blackford served as NuVasive, Inc.’s Executive Vice President of Finance and Investor Relations, and from January 2011 to June 2012, he served as NuVasive, Inc.’s Vice President, Finance. Mr. Blackford joined NuVasive, Inc. in 2009 as its Corporate Controller and was previously employed at Zimmer Holdings, Inc., including most recently as the Director of Finance and Controller for Zimmer’s Dental Division. Since July 2022, Mr. Blackford has served as a director of Paragon 28, Inc., a global leader in developing and marketing innovative surgical solutions for the foot and ankle. He obtained his Certified Public Accounting license (currently inactive) following the achievement of dual B.S. degrees in Accounting and Business Administration, with an emphasis in Accounting, from Grace College.

The Board of Directors selected Mr. Blackford to serve on the Board of Directors because it believes that his knowledge and experience in the areas of finance, strategy and corporate development, along with his knowledge and experience in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

David Demski has served as a director since October 2023. Dave has over 20 years’ direct industry experience. Most recently, Dave served on the Board of Directors of Globus Medical (from 2003 to April 2022). From August 2017 to April 2022, Dave served as Globus Medical’s Chief Executive Officer and, from April 2019 to April 2022, as its President. Previously, Dave served as Globus Medical’s Chief Financial Officer from 2003 to 2008 and President and Chief Operating Officer from 2008 to 2015 and as President, Emerging Technologies from 2015 to 2017. Prior to joining Globus Medical, Dave founded Cornerstone Capital LBO Fund, a boutique leveraged buyout consultancy. Dave’s experience also includes serving as Vice President for Gilo Ventures, a Silicon Valley-based venture capital fund, and serving as Chief Operating Officer of Rendall and Associates, a telecommunications-focused consulting firm. Dave also managed regional and international distribution for Domino’s Pizza during the company’s growth in the late 1980s. Previously, Dave was an audit supervisor for Peat, Marwick, Mitchell & Company. Dave also serves on the Board of Directors at Axonics, Inc. (Nasdaq: AXNX), a global medical technology company that is developing and commercializing novel products for the treatment of bladder and bowel dysfunction. Dave also serves on the Board of VulcanForms, Inc., a company that builds and operates advanced digital manufacturing infrastructure, enabling the world's critical industries to innovate, grow and deliver sustainable impact. Dave received a B.S. degree in Business Administration from the University of Michigan and an M.B.A. from Stanford Graduate School of Business.

The Board of Directors selected Mr. Demski to serve on the Board of Directors because it believes that his extensive leadership and experience in the medical device industry, as well as his prior experience in the investing and auditing industries, brings relevant strategic planning, financial, operations and leadership skills to the Board of Directors.

Karen K. McGinnis has served as a director since June 2019. Ms. McGinnis has over 30 years of experience, including serving in executive operational and finance roles at international public companies. In April 2021, Ms. McGinnis retired from Illumina, Inc., a leader in sequencing- and array-based solutions for genetic and genomic analysis, where she served as Chief Accounting Officer since November 2017. She currently serves on the boards of Absci Corporation (Nasdaq: ABSI), a generative artificial intelligence (AI) drug creation company that combines AI with scalable wet lab technologies to create better biologics for patients, faster, where she is Chair of the Audit Committee and a member of the Compensation Committee. She previously served on the boards of Sonendo, Inc., a medical technology company focused on saving teeth from tooth decay, and Biosplice Therapeutics, Inc., a clinical-stage biotechnology company pioneering therapeutics based on alternative pre-mRNA splicing for major diseases. Prior to joining Illumina in November 2017, Ms. McGinnis served from February 2016 to April 2017 as Director, President and Chief Executive Officer of Mad Catz Interactive, Inc. a global provider of innovative interactive entertainment products. From June 2013 through February 2016, Ms. McGinnis served as Mad Catz’ Chief Financial Officer. Prior to joining Mad Catz, Ms. McGinnis served from November 2009 through May 2013 as Chief Accounting Officer of Cymer, Inc., the world’s leading supplier of light sources used in the photolithography process for semiconductor or chip manufacturing until its acquisition in 2013. Ms. McGinnis also served as Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, its Senior Vice President of Finance from 2001 through September 2006 and its Vice President of Finance from 2000 through 2001. McGinnis is a Certified Public Accountant and earned her BBA in Accounting from the University of Oklahoma.

The Board of Directors selected Ms. McGinnis to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her operating, investment and financial expertise contribute to the breadth of knowledge of the Board of Directors.

Marie Meynadier has served as a director since June 2021. Ms. Meynadier is the founder of EOS Imaging S.A. and served as its CEO until December 2018, after which she transitioned to a Board of Directors role, serving as the Chair of the Strategic Committee. She currently serves on the Boards of Directors of EDAP-TMS, a Nasdaq-listed company developing robotically assisted high-intensity focused ultrasound for prostate cancer; Pixium, a Euronext-listed company developing an artificial retina for DMLA patients; Corwave, a Paris-based company developing a left ventricular assist device pump for heart failure; Damae Medical, a Paris-based company developing non-invasive tools for skin cancer screening and surgery, and SpinoModulation, a Montreal-based company developing tether-based surgical solutions for scoliosis treatment. Ms. Meynadier is a Sup Telecom Paris engineer and received her PhD in Physics from Ecole Normale Supérieure in Paris. She started her career in the semiconductor industry at Bellcore (Red Bank, NJ) and ATT Bell Labs (Murray Hill, NJ). She is a member of the French Académie des Technologies.

The Board of Directors selected Ms. Meynadier to serve on the Board of Directors because it believes that her knowledge and experience in international public companies as well as her knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

Patrick S. Miles has served as the Chairman and Chief Executive Officer since March 2018. He served as the Executive Chairman from October 2017 to March 2018. Mr. Miles has over 20 years of experience in the orthopedic industry and most recently served, from September 2016 to September 2017, as the Vice Chairman of NuVasive, Inc. where he was responsible for enhancing that company’s strategic plans for the future of spine surgery and supporting technology development. Mr. Miles also served as a member of NuVasive, Inc.’s Board of Directors from August 2015 until his resignation in September 2017. From February 2015 to August 2016, Mr. Miles served as NuVasive, Inc.’s President and Chief Operating Officer. He previously served as NuVasive, Inc.’s President of Global Products and Services from October 2011 to January 2015, President of the Americas from January 2010 to September 2011, Executive Vice President of Product Marketing and Development from January 2007 to December 2009, Senior Vice President of Marketing from December 2004 to January 2007, and as its Vice President, Marketing from January 2001 to December 2004. Prior to those positions, he served as Director of Marketing for ORATEC Interventions, Inc., a medical device company, and as a Director of Marketing for Minimally Invasive Systems and Cervical Spine Systems for Medtronic Sofamor Danek and held several positions with Smith & Nephew. Mr. Miles received a B.S. in Finance from Mercer University.

The Board of Directors selected Mr. Miles to serve on the Board of Directors because it believes that he possesses specific attributes, perspective and experience gained as an executive and director of both private and publicly traded medical device companies, as well as the perspective and experience he brings as Chairman and Chief Executive Officer of the Company, that qualify him to serve as the Chairman of the Board of Directors.

David H. Mowry has served as a director since February 2017 and currently serves on the Breg, Inc. Board of Directors, joining in December 2023. Mr. Mowry most recently served as Chief Executive Officer of Cutera, Inc., a leading provider of energy-based aesthetic systems, before retiring in April 2023. Before joining Cutera in July 2019, Mr. Mowry served as President, Chief Executive Officer, and a member of the Board of Directors of Vyaire Medical, a global leader in the respiratory diagnostics, ventilation, anesthesia delivery, and patient monitoring market segments. Prior to his assignment at Vyaire, Mr. Mowry served from October 2015 to May 2016 as Executive Vice President and Chief Operating Officer and member of the Board of Directors of Wright Medical Group N.V., a global medical device company focused on extremities and biologics products, and during this time period he was also a member of the Board of Directors of EndoChoice Holdings, Inc., a company focused on the manufacturing and commercialization of platform technologies relating to the treatment of gastrointestinal conditions. Prior to Mr. Mowry’s assignment at Wright Medical Group, he served as President and Chief Executive Officer and member of the Board of Directors of Tornier N.V. from February 2013 until October 2015, at which time Tornier and Wright Medical Group merged, and prior to that, as Chief Operating Officer of Tornier from 2011 to 2013. Within the spine industry, Mr. Mowry served as Vice President of Operations and Logistics at Zimmer Spine from February 2002 until October 2006. Mr. Mowry has held executive leadership positions over his 30-year medical device career at Covidien plc, ev3, Inc., and Zimmer. Mr. Mowry received a B.S. degree in Engineering from the United States Military Academy at West Point.

The Board of Directors selected Mr. Mowry to serve on the Board of Directors because it believes his knowledge and expertise in the medical device industry contribute to the breadth of knowledge of the Board of Directors.

David R. Pelizzon has served as a director since June 2020. Mr. Pelizzon has served since 2008 as President and member of the Managing Committee of Squadron Capital, an investment firm that primarily manages direct investments in operating companies, private equity funds and special situations. He also has served since 2011 as a member of the Board of Directors of OrthoPediatrics, a company exclusively focused on advancing the field of pediatric orthopedics. From 2005 to 2008, Mr. Pelizzon served as the Managing Director of Precision Edge Holdings, a subsidiary of Colson Associates. Mr. Pelizzon is a retired U.S. Army officer who served nearly 30 years on active duty in airborne and special operations units. Mr. Pelizzon is a graduate of the U.S. Military Academy and earned advanced degrees from Harvard University and the U.S. Naval War College.

The Board of Directors selected Mr. Pelizzon to serve on the Board of Directors because it believes his investment and financial expertise and experience in the orthopedics and spine industries contribute to the breadth of knowledge of the Board of Directors.

Jeffrey P. Rydin has served as a director since June 2017. Prior to joining the Board of Directors, Mr. Rydin served as a Special Advisor to the Board of Directors from September 2016 to June 2017. Mr. Rydin has spent over 30 years in the medical device and healthcare industries. Prior to joining the Company as Special Advisor to the Board of Directors, Mr. Rydin served as Chief Sales Officer of Ellipse Technologies, Inc., a medical technology company, from September 2015 until its purchase by NuVasive, Inc. in February 2016. Before joining Ellipse, Mr. Rydin served as President of Global Sales at NuVasive, Inc. (October 2011 to March 2013), where he was responsible for NuVasive, Inc.’s worldwide sales efforts, including the oversight of strategic sales development, sales administration, Area Vice Presidents and sales training. Prior to his position of President of Global Sales, he served as Executive Vice President of Sales-Americas and Senior Vice President, U.S. Sales since joining NuVasive, Inc. in December 2005. Prior to joining NuVasive, Mr. Rydin served as Area Vice President, Sales (US Southeast region) at DePuy Spine, Inc. from January 2003 to December 2005. Mr. Rydin also served as Vice President of Sales at Orquest, Inc. from December 2001 to January 2003, Director of Sales at Symphonix Devices, Inc. from April 2000 to December 2001 and Director of Sales at General Surgical Innovations, Inc. from October 1996 to March 2000. Mr. Rydin also has served in various executive and leadership sales roles at General Surgical Innovations, Baxter Healthcare, US Surgical Corporation and Xerox. Mr. Rydin previously served as director of CurvaFix from 2019 to 2023. He currently serves as director of DuraStat, LLC, which has created a unique device for dural repair. Mr. Rydin received a B.A. degree in Social Ecology from the University of California, Irvine.

The Board of Directors selected Mr. Rydin to serve on the Board of Directors because it believes his experience and expertise in the medical device and spine industries contribute to the breadth of knowledge of the Board of Directors.

James L.L. Tullis has served as a director since March 2018. With a career of over 40 years in healthcare investing, he served until January 2019 as both the Chairman and Chief Executive Officer at Tullis Health Investors (aka Tullis-Dickerson & Co., Inc.), a position he held since 1990 – he continues to serve as its Chairman. Prior to founding Tullis Health Investors, Mr. Tullis was senior vice president of E.F. Hutton & Co. from 1983 to 1986 and a principal at Morgan Stanley & Co. where he worked from 1974 to 1983 and led healthcare investment research and, later, healthcare investment banking. During his tenure at Morgan Stanley, he received recognition fourteen times on the Institutional Investor All-Star list of Wall Street’s top securities analysts and was twice named #1 Drug Analyst and was a featured guest on the Wall Street Week television program. He also serves as a member on the Board of the Lord Abbett family of mutual funds, having retired as Chairman in December 2023. He also serves as Lead Director of the Board of Crane Co. (NYSE: CR) and Chair of the Nominating and Governance Committee of Crane NXT (NYSE: CXT). Mr. Tullis earned an M.B.A. from Harvard Business School and B.A. from Stanford University.

The Board of Directors selected Mr. Tullis to serve on the Board of Directors because it believes his experience and expertise as a director on other Boards and in the healthcare industries contribute to the breadth of knowledge of the Board of Directors.

Ward W. Woods has served as a director since October 2017. He currently serves as Chairman of the Advisory Board of the Stanford Woods Institute and has been a director of such board since 2005, as Chair Emeritus and Life Trustee of the Wildlife Conservation Society and has been a member of such society since 2000. He is also a member of the Council on Foreign Relations. He is former President and Chief Executive Officer of Bessemer Securities Corporation and Founding Partner of Bessemer Holdings, L.P. (1989-2003), a private equity firm. From 1978-1989, Mr. Woods was a senior partner and member of the Management Committee of Lazard Freres & Company. Prior to joining Lazard, Mr. Woods was a Managing Director and a Partner of Lehman Brothers and was co-head of the Corporate Finance Department. He joined Lehman Brothers in 1967 and was elected partner in 1973. He is a former trustee of Stanford University, former Chairman of The Stanford Management Company, a former trustee of the David and Lucille Packard Foundation and the National Fish and Wildlife Foundation. Mr. Woods has also served as former Governor and Treasurer of The Nature Conservancy, Vice-Chair and trustee of The Asia Society and a trustee of The Boys Club of New York. He is a graduate of Stanford University, 1964.

The Board of Directors selected Mr. Woods to serve on the Board of Directors because it believes that his knowledge and experience in the areas of financial management and services, strategy and growth and special situation opportunities contribute to the breadth of knowledge of the Board of Directors.

Executive Officers

Set forth below is certain information regarding our executive officers who are not also directors. We have entered into employment agreements with all of our executive officers. All executive officers are at-will employees, subject to the termination provisions of their respective employment agreements.

Name	Age	Position
Eric Dasso	51	Executive Vice President, Adjunctive Technologies
Craig E. Hunsaker	60	Executive Vice President, People & Culture
J. Todd Koning	51	Executive Vice President and Chief Financial Officer
Scott Lish	43	Chief Operating Officer
Tyson Marshall	50	General Counsel & Corporate Secretary
Ali Shorooghi	38	Senior Vice President, Marketing
David P. Sponsel	45	Executive Vice President, Sales
Joseph Walland	46	Senior Vice President, Global Imaging Solutions

Eric Dasso has served as Executive Vice President, Adjunctive Technologies since August 2019. Prior to joining the Company, Mr. Dasso held various marketing leadership and global product management roles within NuVasive, Inc. from 2001 to 2018. He most recently served as NuVasive’s Vice President, Global Implant Systems (February 2015 to June 2018), which included overall responsibility for that company’s product development, commercialization and marketing functions of its $750 million global implant franchise. Prior to leading Global Implant Systems, Mr. Dasso oversaw the marketing and development of NuVasive’s thoracolumbar portfolio in various roles of increasing responsibility from February 2005 to February 2015, including as Project Manager, Thoracolumbar Fixation (February 2005 to July 2007), Senior Project Manager, Thoracolumbar Fixation (July 2007 to September 2008), Director, Marketing, Thoracolumbar Fixation (September 2008 to June 2010), Senior Director, Thoracolumbar (June 2010 to January 2014) and as Vice President, Thoracolumbar Posterior (January 2014 to February 2015). Prior to NuVasive, Mr. Dasso held various positions at Johnson & Johnson and Acxiom Inc. Mr. Dasso received a B.S. degree in Business Administration from California Polytechnic State University San Luis Obispo.

Craig E. Hunsaker has served as Executive Vice President, People & Culture since September 2016, and as General Manager of our subsidiary, EOS imaging S.A.S, since September 2023. From March 2017 to July 2023, he also served as our General Counsel. Prior to joining us, from April 2014 until September 2016, Mr. Hunsaker was a consultant in the areas of human resources and employment law including, from April 2014 to September 2014, Senior Advisor, Human Resources, for General Atomics, a San Diego-based defense contractor. Prior to that, from August 2009 until March 2014, he served as Senior Vice President, Global Human Resources and Vice President, Legal Affairs at NuVasive, Inc. Before joining NuVasive, Inc., Mr. Hunsaker was a practicing lawyer, specializing in trade secret protection and employment law. He was a partner in, and Managing Member of, the San Diego offices of law firms Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., and Fish & Richardson, P.C., and an associate in the San Diego offices of law firms Brobeck, Phleger & Harrison, LLP and Cooley LLP, and the Los Angeles office of Morgan, Lewis and Bockius, LLP. He received his Juris Doctorate from Columbia University School of Law, and a B.S. degree in Finance and International Business from Brigham Young University. He is admitted to practice law in all state and federal courts in the State of California.

J. Todd Koning has served as Executive Vice President and Chief Financial Officer since April 2021. Prior to joining us, Mr. Koning most recently served as Senior Vice President, Finance (since 2018) and Chief Accounting Officer (since 2020) at Masimo Corporation, a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies. Prior to his roles at Masimo, Mr. Koning was the Vice President, Finance at NuVasive, Inc. from 2016 to 2018, where he spent the majority of his tenure abroad as the International CFO and partnered with the head of Global Commercial to lead the global commercial organization. Prior to joining NuVasive, Mr. Koning was the Vice President, Finance and Human Resources at Ellipse Technologies, Inc. from 2014 until its acquisition by NuVasive in 2016. Prior to joining Ellipse, Mr. Koning served in various roles of increasing responsibility, based both domestically and internationally, with Boston Scientific from 2006 to 2014 and, before that, Guidant Corporation from 2001 to 2006. Mr. Koning is an M.B.A. graduate of Purdue University and holds a B.S. in Engineering from Michigan State University.

Scott Lish has served as Chief Operating Officer since January 2024 having previously held the position of Senior Vice President, Research and Development since October 2020, and Vice President, Research and Development since October 2017. Prior to joining us, Mr. Lish held various product development roles at NuVasive, Inc. from 2009 to 2017. He most recently held the position of Director, Development at NuVasive, Inc. where he was responsible for product development of the company’s Thoracolumbar Fixation products. Prior to joining NuVasive, Inc., Mr. Lish worked for 2 years as a Manufacturing Engineer for Zimmer Dental. Mr. Lish received a M.S. degree in Material Science and a B.E. degree in Mechanical Engineering from the Thayer School of Engineering at Dartmouth, as well as a B.A. degree in Engineering Sciences from Dartmouth College.

Tyson Marshall has served as General Counsel & Corporate Secretary since July 2023. Mr. Marshall began his career with the Company in 2017, first as Director of Legal Affairs (2017-2018) and then as Vice President, Associate General Counsel (2018-2023). Prior to joining the Company, Mr. Marshall served as General Counsel & Corporate Secretary (2016-2017) and Associate General Counsel (2013-2016) of Mad Catz Interactive, Inc., a global provider of innovative interactive entertainment products. Prior to moving in-house, Mr. Marshall spent over ten years in private legal practice, including eight years with the international, full-service law firm Morrison & Foerster as a member of that firm’s Securities Litigation Enforcement and White Collar Defense group. Before joining Morrison & Foerster, Mr. Marshall was a securities and IP litigator at Fish & Richardson, P.C., an IP and commercial litigation firm. Mr. Marshall earned his law degree, magna cum laude, from the University of San Diego School of Law and his B.S. in Psychology from Brigham Young University.

Ali Shorooghi has served as Senior Vice President, Marketing since November 2022, having previously held the positions of Vice President, Marketing (from June 2020 to November 2022) and Senior Director, Marketing (from December 2017 to June 2020). Prior to joining us in 2017, Mr. Shorooghi served (from April 2016 to December 2017) as Director, Product Management and Marketing for Casetabs Inc., a provider of Cloud-based surgery coordination and communication applications, which completed a successful exit to Bain Capital in 2017. Prior to Casetabs, Mr. Shorooghi held various Marketing and Product Management roles with increasing responsibility at NuVasive, Inc. from 2009 to 2016, most recently as Senior Group Manager. Mr. Shorooghi received a B.S. degree in Industrial & Systems Engineering with an emphasis in Information & Operations Management from the University of Southern California.

David P. Sponsel has served as Executive Vice President, Sales since April 2019, having previously held the position of Area Vice President, Sales, South since May 2018. Prior to joining us, Mr. Sponsel held the position of General Manager, Spine Division for Medacta, USA from April 2015 to May 2018, where he was responsible for sales, marketing, product management and product development. Prior to that, he had an exceedingly successful 11-year experience in sales and sales leadership with Stryker Spine, where he was recognized as Sales Director of the Year in 2014. Mr. Sponsel received a B.S. from Indiana State University in Business Management.

Joseph Walland has served as Senior Vice President, Global Imaging Solutions since January 2022, having previously held the position of Vice President, Sales Channel Development since December 2020. Prior to joining us, Mr. Walland held the position of U.S. Chief Executive Officer at Medicrea, a full-service spinal technology company focused on data-driven surgical planning and personalized implant offerings, where he led the sale of that company to Medtronic in November 2020. For the thirteen years prior to joining Medicrea, Mr. Walland held various sales and marketing leadership positions at Stryker Spine from 2004 to 2017. He most recently held the position of Area Vice President of Sales-West, where he was responsible for the development and growth of the sales channel for the western half of the U.S. Mr. Walland received a bachelor’s degree in History from Yale University.

Family Relationships

None of the directors or executive officers is related to any other director or executive officer of the Company by blood, marriage or adoption.

CORPORATE GOVERNANCE MATTERS

Board of Directors Independence

The Board of Directors has determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing requirements: Elizabeth Altman, Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Marie Meynadier, David H. Mowry, David R. Pelizzon, Jeffrey P. Rydin, James L.L. Tullis, and Ward W. Woods.

Board of Directors Leadership Structure

The Board of Directors has no written policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. Our bylaws and corporate governance guidelines provide the Board of Directors with the flexibility to change the structure of the Chairman and Chief Executive Officer positions as and when appropriate. Our Board of Directors makes determinations about leadership structure based on what it believes is best for the Company given specific circumstances. This flexibility allows the Board of Directors to review the structure of the Board of Directors periodically and determine whether to separate the two roles of Chairman and Chief Executive Officer based upon the Company’s needs and circumstances from time to time. The Board of Directors’ decision to combine such roles by appointing Mr. Miles as Chief Executive Officer and Chairman is based on Mr. Miles’ experience successfully serving as both an executive and a director of both private and publicly traded medical device companies and on what the Board of Directors believes is best for the Company.

Under our current governance guidelines, if the director holding the Chairman position is not independent, a Lead Director may be appointed by the independent directors. The Lead Director, among other things, works with the Chairman to set and approve agendas and schedules for meetings of the Board of Directors, serves as a liaison between the Chairman and the independent directors, presides at any meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors and monitors conflicts of interests of all directors. Our governance guidelines provide that independent directors will meet in executive session without management present at the time of each regular Board of Directors meeting and additionally as deemed appropriate or necessary. The Board of Directors believes that this leadership structure helps provide a well-functioning and effective balance between strong company leadership, an independent Lead Director and oversight by active, independent directors. The Board of Directors believes that given our corporate governance structures and processes, a combined Chairman and Chief Executive Officer position in conjunction with an independent Lead Director provides effective oversight of management by the Board of Directors and results in a high level of management accountability to stockholders. The Board of Directors believes the current leadership structure is appropriate for the Company and promotes the development of long-term strategic plans and facilitates the implementation of such plans.

We believe that we have a strong governance structure in place, including independent directors, to help ensure the powers and duties of each of the Chairman, Chief Executive Officer and Lead Director roles are handled responsibly. Furthermore, consistent with Nasdaq listing requirements, the independent directors regularly have the opportunity to meet as an independent group, with Mr. Berkowitz serving as the Lead Director.

The Chairman of the Board of Directors, with the aid of the Lead Director, provides leadership to the Board of Directors and works with the Board of Directors to define its activities and the calendar for fulfillment of its responsibilities. The Chairman of the Board of Directors approves the meeting agendas after input from management, facilitates communication among members of the Board of Directors and presides at meetings of our Board of Directors and stockholders.

The Chairman of the Board of Directors, the Chair of the Audit Committee, the Chair of the Nominating and Corporate Governance Committee, the Chair of the Compensation Committee, the Chair of the Finance Committee (until it was dissolved in February 2023), and the other members of the Board of Directors work in concert to provide oversight of our management and affairs. The leadership of Mr. Miles fosters a collaborative culture of open discussion and deliberation, with a thoughtful evaluation of risk, to support our decision-making. Our Board of Directors encourages communication among its members and between management and the Board of Directors to facilitate productive working relationships. Working with the Lead Director and other members of the Board of Directors, Mr. Miles also strives to ensure that there is an appropriate balance and focus among key Board of Directors responsibilities such as strategic development, review of operations and risk oversight.

The Board of Directors’ Role in Risk Oversight

The Board of Directors plays an important role in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports to the Board of Directors from its committees and our management team on topics relating to the risks that we face; (2) the required approval by the Board of Directors (or a committee of the Board of Directors) of significant transactions and other decisions; (3) the direct oversight of specific areas of our business by the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee; and (4) regular reports from our auditors and outside advisors regarding various areas of potential risk, including, among others, those relating to our internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting us to the Board of Directors’ attention.

Pursuant to the Audit Committee’s charter, the Audit Committee is responsible for discussing the guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management. As part of this process, the Audit Committee discusses our major financial risk exposures and steps that management has taken to monitor and control such exposure. In addition, we, under the supervision of the Audit Committee, have established procedures available to all employees for the anonymous and confidential submission of complaints relating to any matter in order to encourage employees to report questionable activities directly to our senior management and the Audit Committee.

Because of the role of the Board of Directors in risk oversight, the Board of Directors believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors recognizes that there are multiple leadership structures that could allow it to effectively oversee the management of the risks relating to our operations. The Board of Directors believes its current leadership structure enables it to effectively provide oversight with respect to such risks.

Committees of the Board of Directors and Meetings

Our Board of Directors currently has a standing Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. Until February 2, 2023, our Board of Directors also had a standing Finance Committee. On February 2, 2023, the Board of Directors dissolved the Finance Committee and discharged its members from their roles on that committee. Only independent directors serve on the committees. The table below indicates the current members of each board committee and, in the case of the Finance Committee, the members of that committee until February 2, 2023:

Director	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee	Finance Committee

Elizabeth Altman	Chair

Mortimer Berkowitz III, Lead Director		Chair

Quentin Blackford	✓		✓	Chair

Karen K. McGinnis			✓	✓

David H. Mowry	✓			✓

James L.L. Tullis		✓

Ward W. Woods			Chair

Meeting Attendance. During 2023, our full Board of Directors met ten times. In addition, the Audit Committee met four times, the Nominating and Corporate Governance Committee met once, and the Compensation Committee met three times. Prior to its dissolution by the Board of Directors on February 2, 2023, the Finance Committee did not meet in 2023. During 2023, no director attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors on which he or she served that were held during the periods in which such director served. The Board of Directors has adopted a policy under which each member of the Board of Directors is strongly encouraged, but not required, to attend each annual meeting of our stockholders. Eight directors attended our Annual Meeting of Stockholders held in 2023.

Audit Committee. This committee currently has three members: Elizabeth Altman (Chair), Quentin Blackford and David H. Mowry. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm, review annual and quarterly financial statements, consider matters relating to accounting policy and internal controls, reviewing the Company's information security and technology risks (including cybersecurity) and efficacy of related policies and procedures, and review the scope of annual audits.

All members of the Audit Committee satisfy the current independence standards promulgated by the SEC and Nasdaq, as such standards apply specifically to members of audit committees. The Board of Directors has designated Ms. Altman and Mr. Blackford as "audit committee financial experts," as the SEC has defined that term in Item 407 of Regulation S-K.

A copy of the Audit Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Nominating and Corporate Governance Committee. This committee currently has two members: Mortimer Berkowitz III (Chair) and James L.L. Tullis. Our Nominating and Corporate Governance Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things: (1) evaluating and making recommendations to the full Board of Directors as to the size and composition of the Board of Directors and its committees and (2) evaluating and making recommendations to the full Board of Directors as to potential director candidates.

With respect to nominations for persons to be elected to our Board of Directors, the committee may consider Board of Directors candidates recommended by our stockholders as well as from other appropriate sources, such as other directors or officers, or third-party search firms. For all potential candidates, the committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board of Directors, and concern for the long-term interests of our stockholders. Although the Board of Directors has no formal policy regarding diversity, the committee seeks a broad range of perspectives and considers both the personal characteristics (such as gender, ethnicity, and age) and experience (such as industry, professional, and public service) of directors and prospective nominees to the Board of Directors. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.

If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2025 Annual Meeting of Stockholders, it must comply with the procedures set forth in our Bylaws and described under "Stockholder Proposals and Nominations for Directors," including giving timely notice of the nomination in writing to our Corporate Secretary not less than 45 nor more than 75 days prior to the date that is one year from the date on which we first mail our proxy statement relating to our 2024 Annual Meeting of Stockholders. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee, it must make such proposal for such candidate in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary, 1950 Camino Vida Roble, Carlsbad, CA 92008. Submissions must be made by mail, courier or personal delivery and must contain the information set forth in our Nominating and Corporate Governance Committee’s written charter. All members of the Nominating and Corporate Governance Committee qualify as independent directors under the standards promulgated by Nasdaq.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Compensation Committee. This committee currently has three members: Ward W. Woods (Chair), Quentin Blackford and Karen K. McGinnis. Our Compensation Committee’s role and responsibilities are set forth in the committee’s written charter and include, among other things, reviewing, approving, and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer and conducts its decision-making process with respect to that determination without the presence of the Chief Executive Officer. The Compensation Committee administers our compensation recovery policy (the "Clawback Policy") which enables the Company to recoup incentive compensation from our executive officers in the event of an accounting restatement of its financial statements due to the material noncompliance with any financial reporting requirement under the securities laws. This committee also administers our equity compensation plans.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Finance Committee. Until February 2, 2023, this committee had three members: Quentin Blackford (Chair), Karen K. McGinnis, and David H. Mowry. The Finance Committee’s role and responsibilities consisted of reviewing, considering, evaluating and approving or making recommendations to the Board of Directors with respect to possible strategic transactions, including, without limitation, debt and equity financing transactions, including with respect to our outstanding credit facilities and any other debt restructuring activities.

Hedging Transactions

We maintain an insider trading policy (the "Insider Trading Policy"), updated and effective as of February 12, 2019. The Insider Trading Policy governs the purchase, sale and other dispositions and transactions of and concerning our publicly traded securities by our directors, officers, employees and consultants, together with their related parties ("Insiders"). Our Insider Trading Policy is designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq requirements. Our Insider Trading Policy includes a prohibition—except in limited cases with the prior approval of the Insider Trading Policy administrator—from Insiders engaging in short-term or speculative transactions in our securities, including short sales; the use of securities to secure margin or other loans; straddles, collars, or other similar risk reduction devices; and transactions in publicly traded options relating to our securities.

Stockholder Communications to the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to the following address: Attn: Security Holder Communication, Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Our Corporate Secretary will receive the correspondence and forward it to the Chairman of the Board of Directors, or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Communications should not exceed 500 words in length and must be accompanied by the following information:

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A statement of the type and amount of the securities of the Company that the person holds;
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Any special interest, meaning an interest not in the capacity as a security holder of the Company, that the person has in the subject matter of the communication; and
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The address, telephone number and e-mail address, if any, of the person submitting the communication.

A copy of our Policy on Security Holder Communications with Directors is publicly available on our website at www.atecspine.com under "Governance" in the "Investors" section.

Compensation Practices and Policies Relating to Risk Management

We believe that we do not utilize compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on us. We use common variable compensation designs across all of our business units and divisions, with a significant focus on corporate and business financial performance.

Certain Relationships and Transactions with Related Persons

Our Board has adopted a written related person transactions policy. The Audit Committee reviews transactions that may be "related-person transactions," which are transactions between the Company or any of its subsidiaries and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is a director, executive officer, nominee for director, or a greater than 5% beneficial owner of our common stock, in each case since the beginning of the last fiscal year, and their immediate family members. Our related person transaction policy provides that, barring special facts or circumstances, a related person does not have a direct or indirect material interest in the following categories of transactions:

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employment-related compensation to executive officers that is determined by the Compensation Committee;
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compensation to non-employee directors that is reported in our proxy statement;
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transactions with another company at which a related persons only relationship is as (a) an employee (other than an executive officer) or director, (b) a beneficial owner of less than 10%, together with his or her Immediate Family Members, of that company’s outstanding equity, or (c) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership;
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charitable contributions, grants or endowments to a charitable organization, foundation, or university at which the related person’s only relationship is as an employee (other than an executive officer);
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transactions where the related person’s interest arises solely from the ownership of our publicly traded securities and all holders of such securities receive proportional benefits;
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transactions where the rates or charges involved are determined by competitive bids;
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transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
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payments made pursuant to (i) directors and officers insurance policies, (ii) our certificate of incorporation or bylaws, and/or (iii) any policy, agreement or instrument previously approved by our Board, such as indemnification agreements.

When transactions involving related persons do not fall into one of the above categories, they are reviewed by our disclosure committee. The disclosure committee determines whether a related person could have a significant interest in such a transaction, and any such transaction is referred to the Audit Committee. The Audit Committee reviews the material facts of all related-person transactions and either approves, ratifies, rescinds, or takes other appropriate action (in its discretion) with respect to the transaction. There are no related person transactions to report.

Board of Director Diversity and Disclosure

Nasdaq requires each listed company to have, or explain why it does not have, at least one diverse director, as defined in Nasdaq Rule 5605(f)(1), on its board of directors by December 31, 2023, and at least two diverse directors on its board of directors by December 31, 2025. Our current Board of Directors is in compliance with this requirement. The table below provides certain highlights of the composition of the members of our Board of Directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of April 17, 2024 and April 19, 2023)
Total Number of Directors: 13
Part I: Gender Identity
	Female	Male
Directors	3	10
Part II: Demographic Background
White	3	10

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis provides information regarding the 2023 compensation program for our principal executive officer, our principal financial officer, and the three executive officers (other than our principal executive officer and principal financial officer) at fiscal year-end who were our most highly compensated executive officers (our "Named Executive Officers" or "NEOs"). For 2023, our Named Executive Officers were:

Patrick S. Miles	President, Chief Executive Officer and Chairman of our Board of Directors (our "CEO")
J. Todd Koning	Executive Vice President and Chief Financial Officer (our "CFO")
Craig E. Hunsaker	Executive Vice President, People & Culture
David Sponsel	Executive Vice President, Sales
Scott Lish	Chief Operating Officer

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2023. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our Named Executive Officers in 2023 and discusses the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

Who We Are

We are a medical technology company, headquartered in Carlsbad, California, focused on the design, development, and advancement of technology for better surgical treatment of spine disorders. By applying our unique, 100% spine focus and deep, collective industry know-how, we aim to revolutionize the approach to spine surgery through clinical distinction. The sophisticated approaches that we create from the ground up integrate with our expanding Alpha InformatiX™ ("AIX") product platform to objectively inform surgery and achieve the goals of spine surgery more predictably and more reproducibly. We have a comprehensive product portfolio designed to address the spine’s various pathologies, and are perpetually innovating to accomplish our ultimate vision, which is to be the standard bearer in spine.

2023 Business Highlights

2023 was a strong year for us, marked by significant achievements across our business. 2023 business highlights included the following:

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Total revenue of $482.3 million, an increase of 37% year-over-year.
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A five-year revenue compound annual growth rate of approximately 40%.
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Adjusted EBITDA1 margin improvement of over 890 basis points year-over-year.

1Adjusted EBITDA is our net loss, as reflected in our audited financial statements for 2023, excluding interest expense, net, income tax benefit, depreciation, amortization, stock compensation, purchase accounting adjustments on acquisitions, non-recurring litigation-related expenses, transaction-related expenses, restructuring expenses, and other non-recurring charges.

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The launch of over 20 new products and line extensions.
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Strengthening of our AIX product platform with EOS development and acquisition of a navigation-enabled robotics platform, Valence.
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The training of over 500 surgeons, contributing to a more than 25% increase in surgeon users compared to the prior year.

Executive Compensation Highlights

Based on our overall operating environment and these results, the Compensation Committee took the following key actions with respect to the compensation of our Named Executive Officers for and during 2023:

Base Salaries	Approved annual base salary increases of 2% and 6% for our CEO and CFO, respectively, and maintained the annual base salary of our other Named Executive Officers at their 2022 levels.
Annual Cash Bonuses

Approved annual cash bonus awards of approximately 145% of our CEO's target annual short-term incentive compensation opportunity and 152% to 163% of our other Named Executive Officers' target annual short-term incentive compensation opportunities under our 2023 Annual Short-Term Incentive Compensation Plan.

Long-Term Incentive Compensation

Granted long-term incentive compensation opportunities in the form of performance-based RSU ("PRSU") awards that may be earned and settled for shares of our common stock and restricted stock unit ("RSU") awards that may be settled for shares of our common stock with aggregate target values ranging from approximately $1.2 million to approximately $2.2 million for our Named Executive Officers other than our CEO, and both PRSU and RSU awards for our CEO with an aggregate target value of approximately $5.0 million. Both PRSU and RSU awards granted to our Named Executive Officers, including our CEO, are subject to time-based vesting requirements.

Relationship Between Pay and Performance

We design our executive compensation program to align our ability to attract, motivate, and retain our Named Executive Officers with the goal of promoting the interests of our stockholders. To ensure this balance and to motivate and reward individual impact and accountability, we seek to ensure that a meaningful portion of our Named Executive Officers’ target annual total direct compensation opportunity is both "at-risk" and variable in nature.

We emphasize variable compensation that appropriately rewards our Named Executive Officers through the following two principal compensation elements:

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First, we provide the opportunity to participate in our Annual Short-Term Incentive Compensation Plan, which provides cash payments if the organization achieves short-term results aligned with long-term stockholder value creation that meet or exceed certain business objectives set forth in our annual operating plan.
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Second, we grant PRSU awards that, upon the achievement of specified results and time-based vesting requirements, may be earned and settled for shares of our common stock and RSU awards that vest over time and may be settled for shares of our common stock. The equity awards in the aggregate comprise a majority of the Named Executive Officers' target annual total direct compensation opportunities. The value of these equity awards depends entirely on the value of our common stock, thereby incentivizing our Named Executive Officers to build sustainable long-term value for the benefit of our stockholders.

These variable pay elements ensure that, each year, a substantial portion of our Named Executive Officers’ target total direct compensation is contingent (rather than fixed) in nature, with the amounts ultimately payable subject to variability above or below target levels commensurate with the organization's and each Named Executive Officer's actual performance.

We believe that these compensation elements provide balanced incentives for our Named Executive Officers to meet our business objectives and drive long-term stockholder value. To ensure that we remain faithful to our compensation philosophy, the Compensation Committee regularly evaluates the relationship between the reported values of the equity awards granted to our Named Executive Officers, the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, and performance over this period.

Executive Compensation Policies and Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee reviews our executive compensation program on an annual basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation-related policies and practices that were in effect during 2023:

What We Do
Maintain Independent Compensation Committee

The Compensation Committee is comprised solely of independent directors who establish and oversee our compensation policies and practices and who have developed effective means for communicating with our stockholders regarding their executive compensation views and concerns, as described in this proxy statement.

Annual Executive Compensation Review

The Compensation Committee reviews and approves our compensation strategy annually, including a review of our compensation peer group used for comparative purposes and conducts a review of our compensation-related risk profile, to ensure that our compensation programs do not encourage excessive or inappropriate risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on the Company.

Maintain Independent Compensation Advisor	The Compensation Committee has engaged its own compensation consultant to assist with its 2023 compensation review. This consultant performed no other consulting or other services for us in 2023.
Compensation At-Risk

Our executive compensation program is designed so that a significant portion of our Named Executive Officers’ compensation is "at risk" based on corporate performance, as well as equity-based, to align the interests of our Named Executive Officers and stockholders.

Multi-Year Vesting Requirements	The annual equity awards granted to our Named Executive Officers are earned and/or vest over multi-year periods, consistent with current market practice and our retention objectives.
"Double-Trigger" Change-in-Control Arrangements

All change-in-control cash severance payments to our Named Executive Officers are based on a "double-trigger" arrangement (that is, they require both a change-in-control of the Company plus a qualifying termination of employment before payments are paid).

Compensation Recovery ("Clawback") Policy

We have a Clawback Policy covering incentive compensation received by our Named Executive Officers that emphasizes integrity and accountability in financial reporting and complies with the requirements of Exchange Act Rule 10D-1 and the applicable provisions of the Nasdaq Marketplace Rules.

Health or Welfare Benefits	Our Named Executive Officers participate in broad-based Company-sponsored health and welfare benefit programs on the same basis as our other full-time, salaried employees.
Succession Planning	We review the risks associated with our key executive officer positions, with an eye to ensuring that adequate succession plans are in place.

What We Don’t Do
No Executive Retirement Plans

We do not currently offer, nor do we have plans to offer, defined benefit pension plans or any non-qualified deferred compensation plans or arrangements to our Named Executive Officers, other than the plans and arrangements that are available to all employees. Our Named Executive Officers are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other employees.

Limited Perquisites	We provide minimal perquisites and other personal benefits to our Named Executive Officers.
No Tax Payments on Perquisites	We do not provide any tax reimbursement payments (including "gross-ups") on any perquisites or other personal benefits, other than on standard relocation and expatriate assignment benefits.
No Tax Payments on Change-in-Control Arrangements	We do not provide any excise tax reimbursement payments (including "gross-ups") on payments or benefits contingent upon a change in control of the Company.
No Hedging or Pledging of our Securities

We do not permit engaging in short-term or speculative transactions in our securities, including short sales; the use of securities to secure margin or other loans; straddles, collars, or other similar risk reduction devices; and transactions in publicly traded options relating to our securities.

Stockholder Advisory Vote on Named Executive Officer Compensation

The Board of Directors and the Compensation Committee considered the results of the non-binding stockholder advisory vote on the compensation of our Named Executive Officers conducted at the June 14, 2023 Annual Meeting of Stockholders (the "Say-on-Pay Vote"). As reported in our current report on Form 8-K, filed with the SEC on June 15, 2023, approximately 99% of the votes cast on the Say-on-Pay Vote proposal expressed support for the compensation program offered to our Named Executive Officers.

We value the perspectives of our stockholders and engage with our stockholders and other stakeholders through continuous engagement that is management-led and overseen by the Board of Directors. Consistent with the results of the advisory vote on the frequency of obtaining a Say-on-Pay Vote, our Board of Directors has elected to conduct the Say-on-Pay Vote annually, thereby giving our stockholders the opportunity to provide feedback on the compensation of our Named Executive Officers each year. We will be conducting our annual Say-on-Pay Vote as described in Proposal No. 3 in this proxy statement at the 2024 Annual Meeting of Stockholders. Our Board of Directors and the Compensation Committee will consider the outcome of the Say-on-Pay Vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers in the future.

Executive Compensation Philosophy and Objectives

We are engaged in a very competitive industry, and our success depends upon our ability to attract, motivate, and retain the most highly qualified executive officers. Accordingly, the Compensation Committee aims to create total compensation packages that are competitive with programs offered by other companies against whom we compete for talent. At the same time, the Compensation Committee believes that the compensation paid to our executive officers should be in some part dependent upon our performance and the value we create for our stockholders. To that end, the Compensation Committee has embraced a philosophy of "pay-for-performance," whereby an individual’s experience, potential, and contribution to our business determines a substantial portion of his or her actual compensation. The Compensation Committee seeks to: (i) provide meaningful incentives for the attainment of specific financial or operational objectives; (ii) reward those executive officers who make substantial contributions to the attainment of those objectives; and (iii) link executive officer compensation with Company and individual performance.

The Compensation Committee’s objectives are to:

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attract, motivate, and retain talented executive officers responsible for the success of our organization;
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provide compensation to our executive officers that is externally competitive, internally equitable, and performance-based; and
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ensure that total compensation levels are reflective of Company and individual performance and provide our executive officers with the opportunity to receive above-market total compensation for exceptional business performance.

The Compensation Committee believes that our executive compensation program reflects our core principles and objectives and rewards our executive officers for both the Company’s and their individual performance.

Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers, including our Named Executive Officers, and the non-employee members of our Board of Directors. The Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers, including our Named Executive Officers.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies, and makes decisions that it believes further our philosophy or align with developments in best compensation practices and reviews the performance of our executive officers, including our Named Executive Officers, when making decisions with respect to their compensation.

The Compensation Committee’s authority, duties and responsibilities are further described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at the "Corporate Governance" section of our corporate website.

The Compensation Committee retains a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

Setting Target Total Direct Compensation

Each year, the Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our Named Executive Officers, typically during the first quarter of the fiscal year. As part of this review, the Compensation Committee evaluates the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers and all related performance criteria.

The Compensation Committee does not establish a specific target for formulating the target annual total direct compensation opportunities of our executive officers. In making decisions about the compensation of our executive officers, including our Named Executive Officers, the members of the Compensation Committee rely primarily on their general experience and subjective considerations of various factors, including the following:

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our executive compensation program objectives;
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our performance against the financial, operational, and strategic objectives established by the Compensation Committee and our Board of Directors;
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each individual executive officer’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
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the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or selected broad-based compensation surveys;
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the prior performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;
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the potential of each individual executive officer to contribute to our long-term financial, operational, and strategic objectives;
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our CEO’s compensation relative to that of our executive officers, and compensation parity among our executive officers;
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our financial performance relative to our peers;

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the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and
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the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to his own compensation).

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer, including each Named Executive Officer. No single factor is determinative in setting compensation levels, nor is the impact of any individual factor on the determination of pay levels quantifiable.

The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer, and business judgment in making their decisions.

The Compensation Committee does not engage in formal benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers, including our Named Executive Officers. Instead, in making its determinations, the Compensation Committee reviews information summarizing the compensation paid at a representative group of peer companies, to the extent that the executive positions at these companies are considered comparable to our positions and informative of the competitive environment and more broad-based compensation surveys to gain a general understanding of market compensation levels.

Role of Management

In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data, and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as his recommendations for adjustments to annual total cash compensation, long-term incentive compensation opportunities, and other compensation-related matters for our executive officers, including our Named Executive Officers (except with respect to his own compensation), based on his evaluation of their performance for the prior year.

At the beginning of each year, our CEO reviews the performance of our other executive officers, including our other Named Executive Officers, based on such individual’s level of success in accomplishing the business objectives established for him or her for the prior year and his or her overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Compensation Committee for each element of compensation as described above. The annual business objectives for each executive officer are developed through mutual discussion and agreement between our CEO and the executive officers and take into account our business objectives, which are reviewed with our Board of Directors.

The Compensation Committee reviews and discusses his proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers, including our Named Executive Officers. Our CEO also attends meetings of our Board of Directors and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving his own compensation.

Role of Compensation Consultant

The Compensation Committee has the sole authority to retain an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

In 2023, the Compensation Committee engaged Compensia, Inc. ("Compensia"), a national compensation consulting firm, to serve as its compensation consultant to advise on executive compensation matters, including competitive market pay practices for our executive officers, including our Named Executive Officers, and with the data analysis and selection of the compensation peer group.

During 2023, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services including the following:

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reviewing, analyzing, and updating our compensation peer group;
•
reviewing and analyzing the base salary levels, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, against competitive market data based on the companies in our compensation peer group and selected broad-based compensation surveys;
•
assessing of executive compensation trends within our industry, and updating on corporate governance and regulatory issues and developments;
•
consulting with the Compensation Committee chair and other members between Compensation Committee meetings; and
•
providing support on other ad hoc matters throughout the year.

The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers, including our Named Executive Officers. In 2023, Compensia did not provide any consulting or other services from us.

The Compensation Committee has evaluated its relationship with Compensia to ensure that it believes that such firm is independent from management. This review process included a review of the services that Compensia provided, the quality of those services, and the fees associated with the services provided during 2023. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq Marketplace Rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.

Competitive Positioning

The Compensation Committee believes that peer group comparisons are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of healthcare companies that are similar to us in terms of revenue, market capitalization, and industry focus. The competitive data drawn from this compensation peer group is one of several factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers, including our Named Executive Officers.

The compensation peer group for 2023, which was developed in January 2023 with the assistance of Compensia, to analyze the compensation of our executive officers, including our Named Executive Officers, was comprised of publicly traded healthcare companies against which we compete for executive talent. In identifying and selecting the companies to comprise the compensation peer group, Compensia considered the following primary criteria:

•
publicly traded companies in the healthcare supplies and healthcare equipment sectors located in the United States;
•
similar revenues – within a range of approximately 0.3x to approximately 3.8x of our trailing four fiscal quarters’ revenue of approximately $319 million; and
•
similar market capitalization – within a range of approximately 0.18x to approximately 2.9x of our then-market capitalization of approximately $1.1 billion.

This compensation peer group for 2023 consisted of the following companies:

Accuray	Cardiovascular Systems	OraSure Technologies
AngioDynamics	Cutera	Orthofix Medical
AtriCure	Glaukos	OrthoPediatrics
Artivion	Lemaitre Vascular	SeaSpine Holdings
Atrion	Mesa Laboratories	SI-BONE
AxoGen	Nevro	ZimVie
Axonics	NuVasive

The following table summarizes our financial performance relative to our peer group as of December 31, 2023:

	Peer Group Comparison
	Revenue Growth		TSR
	1-Year	3-Year (CAGR)	1-Year	3-Year (CAGR)
75th Percentile	22%	22%	48%	-8%
50th Percentile	9%	15%	-15%	-13%
25th Percentile	0%	9%	-33%	-27%

Alphatec Holdings Percentile Rank	92%	97%	62%	86%
(1)
1-Year and 3-Year Revenue is for the trailing four and 12 quarters, respectively, as of December 31, 2023 and total stockholder return ("TSR") is calculated as of December 31, 2023.
(2)
1-Year and 3-Year TSR represents cumulative stockholder return on a fixed investment for the period beginning on the last trading day of 2022 and 2020, respectively, through the end of the applicable year, and is calculated assuming the reinvestment of dividends.

The Compensation Committee used data drawn from the companies in our compensation peer group, as well as data drawn from the Radford Global Technology Survey database, to evaluate the competitive market when determining the target annual total direct compensation packages for our executive officers, including our Named Executive Officers, including base salary, target annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities.

The Compensation Committee reviews our compensation peer group at least annually and makes adjustments to its composition if warranted, taking into account changes in both our business and the businesses of the companies in the peer group.

Compensation Elements

Generally, our executive compensation program consists of three principal elements – base salary, annual short-term incentive compensation opportunities, and long-term incentive compensation opportunities in the form of equity awards:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to attract and retain executives by providing fixed compensation amounts that are competitive in the market and reward performance
Annual Short-Term Incentive Compensation	Variable	Cash	Designed to motivate our executives to achieve annual business objectives and provide financial incentives when we meet or exceed these annual objectives
Long-Term Incentive Compensation	Variable	Equity awards in the form of PRSU awards that may be earned and settled for shares of our common stock and RSU awards that may be settled for shares of our common stock	Designed to align the interests of our executives and our stockholders by motivating them to create sustainable long-term stockholder value

Base Salary

Base salary represents the fixed portion of the compensation of our executive officers, including our Named Executive Officers, and is an important element of compensation intended to attract, motivate, and retain highly talented individuals. Generally, we use base salary to provide each executive officer with a specified level of cash compensation during the year with the expectation that he or she will perform his or her responsibilities to the best of his or her ability and in our best interests.

Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual, taking into account his or her position, qualifications, experience, prior salary level, and the base salaries of our other executive officers. Thereafter, the Compensation Committee reviews the base salaries of our executive officers each year as part of its annual review of our executive compensation program, with input from our CEO (except with respect to his own base salary) and makes adjustments as it determines to be reasonable and necessary to reflect the scope of an executive officer’s performance, individual contributions and responsibilities, position in the case of a promotion, and market conditions.

In February 2023, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own base salary), as well as the other factors described in "Compensation-Setting Process – Setting Target Total Direct Compensation" above. Following this review, the Compensation Committee determined to adjust the base salaries of our CEO and CFO to bring their base salaries to levels that were comparable to those of similarly situated executives in the competitive marketplace.

The base salaries of our Named Executive Officers as determined for 2023 were as follows:

Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($)	Percentage Adjustment
Patrick S. Miles	700,000	715,000	2%
J. Todd Koning	420,000	445,000	6%
Craig E. Hunsaker	470,000	470,000	—
David P. Sponsel	400,000	400,000	—
Scott Lish	380,000	380,000	—
(1)
These base salaries were effective February 1, 2023.
(2)
Pursuant to Mr. Hunsaker's executed Letter of Assignment dated July 19, 2023, for his assignment in Paris, France beginning in September 2023 for a period of 15 to 18 months, Mr. Hunsaker also received a cost-of-living adjustment in the amount of $5,000 per month (approximately $20,000 for 2023) which is not included in the "2023 Base Salary" amount disclosed above.

The base salaries paid to our Named Executive Officers during 2023 are set forth in the "Executive Officer and Director Compensation – 2023 Summary Compensation Table" below.

Annual Short-Term Incentive Compensation

We use an annual short-term incentive compensation plan to motivate our executive officers, including our Named Executive Officers, to achieve our annual business goals. In February 2023, the Compensation Committee approved the 2023 Annual Short-Term Incentive Compensation Plan to provide incentives for our executive officers to meet or exceed the principal business objectives set forth in our 2023 annual operating plan. Pursuant to the 2023 Annual Short-Term Incentive Compensation Plan, the Compensation Committee established a target annual short-term incentive compensation opportunity for each participant in the plan with respect to our 2023 performance.

Target Annual Short-Term Incentive Compensation Opportunities

For purposes of the 2023 Annual Short-Term Incentive Compensation Plan, cash bonuses were to be based upon a specific percentage of each executive officer’s annual base salary for the year. In February 2023, as part of its annual review of our executive compensation program, the Compensation Committee reviewed the target annual short-term incentive compensation opportunities of our executive officers, including our Named Executive Officers, who were participants in the plan, taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own target annual short-term incentive compensation opportunity), as well as the other factors described in "Compensation-Setting Process – Setting Target Total Direct Compensation" above. Following this review, the Compensation Committee determined to set the target annual short-term incentive compensation opportunities for our Named Executive Officers for 2023 as follows:

Named Executive Officer	2023 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2023 Target Annual Short-Term Incentive Compensation Opportunity ($)
Patrick S. Miles	100%	715,000
J. Todd Koning	70%	311,500
Craig E. Hunsaker	70%	329,000
David P. Sponsel	70% - 100%	280,000 - 400,000
Scott Lish	50%	190,000

Potential annual cash bonuses for our executive officers, including our Named Executive Officers, under the 2023 Annual Short-Term Incentive Compensation Plan could range from zero to 150% of their target annual short-term incentive compensation opportunity.

Corporate Performance Measures

Participants in the 2023 Annual Short-Term Incentive Compensation Plan were eligible to receive a bonus payment based upon the attainment of one or more corporate performance measures that were established and approved by the Compensation Committee and which related to financial objectives that were important to us. The 2023 Annual Short-Term Incentive Compensation Plan was funded based on our actual results for the year as evaluated against these corporate performance measures.

In February 2023, the Compensation Committee selected two corporate performance measures for the 2023 Annual Short-Term Incentive Compensation Plan: revenue and adjusted earnings before interest, taxes, depreciation, and amortization ("adjusted EBITDA"). The Compensation Committee believed these corporate performance measures were appropriate because, in its view, they were strong indicators of successful execution of our annual operating plan and they provided a strong emphasis on revenue growth and profitability. The Compensation Committee believed these measures would also most directly influence the creation of sustainable long-term stockholder value.

For purposes of the 2023 Annual Short-Term Incentive Compensation Plan:

•
"revenue" meant our global revenue, as reflected in our audited financial statements for 2023; and
•
"adjusted EBITDA" meant our net loss, as reflected in our audited financial statements for 2023, before the cost of bonuses, and excluding depreciation, amortization, stock compensation, and other non-recurring charges.

In February 2023, the Compensation Committee established a target performance level for revenue and adjusted EBITDA, with 75% and 25% weighting, respectively. The bonus award increased or decreased in relation to a table of incremental amounts for both revenue and adjusted EBITDA performance measures. We believe target performance levels were set to require diligent and consistent efforts for the year. Aggressive target performance measures were established, with the revenue target exceeding the prior year's target by approximately 38%. In order to earn any payout with respect to the revenue performance measure, a minimum of 96% of target performance had to be achieved. The Compensation Committee also set a similarly challenging target and threshold levels for adjusted EBITDA.

In addition, the Compensation Committee could exercise its discretion to adjust the annual bonus payment by identifying the base payment for Company performance based on a matrix that it also approved in February 2023, modified by an increase of up to 50% or a decrease of up to 100% for individual performance.

Annual Cash Bonus Payments

Under the 2023 Annual Short-Term Incentive Compensation Plan, payments were to be made based on our performance with respect to each of the corporate performance measures and the extent to which each objective was achieved for the year, subject to the exercise of discretion as described above. The percentage achievement, and the corresponding payment levels, with respect to the corporate performance measures were as follows:

Corporate Performance Measure	Weighting	Percentage Payout	Weighted Percentage Payout
Revenue	75%	146%	109%
Adjusted EBITDA	25%	143%	36%
Aggregated Percentage Payment			145%

As a result, our Named Executive Officers received annual cash bonus payments equal to approximately 145% to 163% of their target annual short-term incentive compensation opportunities. This was comprised of 145% funding from our corporate performance measures in addition to the exercise of incremental discretion for individual performance by the Compensation Committee, as described above. The following table sets forth the target annual short-term incentive compensation opportunities and the actual cash bonus payments made to our Named Executive Officers for 2023:

Named Executive Officer	2023 Target Annual Short-Term Incentive Compensation Opportunity (as a percentage of annual base salary)	2023 Target Annual Short-Term Incentive Compensation Opportunity ($)	2023 Actual Annual Cash Bonus Payment (as a percentage of the 2023 Target Annual Short-Term Incentive Compensation Opportunity)	2023 Actual Annual Cash Bonus Payment ($)
Patrick S. Miles	100%	715,000	145%	1,040,000
J. Todd Koning	70%	311,500	152%(1)	475,000
Craig E. Hunsaker	70%	329,000	152%(1)	500,000
David P. Sponsel	70% - 100%	280,000 - 400,000	154%(2)	525,000
Scott Lish	50%	190,000	163%(3)	310,000
(1)
The actual cash bonus payment as a percentage of the 2023 target annual short-term incentive compensation opportunity is comprised of approximately 145% funding based on the achievement of target performance levels, as described above, and approximately 7% based on individual performance determined in the discretion of the Compensation Committee.
(2)
Mr. Sponsel’s actual cash bonus payment was determined as the midpoint of his target range ($340,000). His actual cash bonus payment as a percentage of his 2023 target annual short-term incentive compensation opportunity is comprised of approximately 145% funding based on the achievement of target performance levels, as described above, and approximately 9% based on individual performance determined in the discretion of the Compensation Committee.
(3)
Mr. Lish’s actual cash bonus payment as a percentage of his 2023 target annual short-term incentive compensation opportunity is comprised of approximately 145% funding based on the achievement of target performance levels, as described above, and approximately 18% based on individual performance determined in the discretion of the Compensation Committee.

The annual cash bonus payments awarded to our Named Executive Officers for 2023 are set forth in the "Executive Officer and Director Compensation – 2023 Summary Compensation Table" below.

Long-Term Incentive Compensation

As a medical device company that encounters significant competition for qualified personnel, long-term incentive compensation plays a critical role in our ability to attract, motivate, and retain qualified and experienced executive officers. The use of long-term incentive compensation in the form of equity awards is necessary for us to compete for qualified executive officers without significantly increasing cash compensation and is the most important element of our executive compensation program. We use equity awards to incentivize and reward our executive officers, including our Named Executive Officers, for long-term corporate performance based on the value of our common stock and, thereby, to align their interests with the interests of our stockholders. The realized value of these equity awards bears a direct relationship to our stock price, and, therefore, these awards are an incentive for our executive officers to create value for our stockholders. Equity awards also help us retain our executive officers in a highly competitive market.

In 2023, we used PRSU awards subject to the achievement of global revenue growth goals that may be settled for shares of our common stock (the "Global Revenue Growth PRSUs"), PRSU awards subject to achievement of a market performance condition that may be settled for shares of our common stock (the "Market Performance PRSUs") and RSU awards that may be settled for shares of our common stock, all with time-based vesting requirements, to motivate, reward and retain our executive officers, including our Named Executive Officers, for long-term increases in the value of our common stock. The Compensation Committee believes that PRSU awards that are earned based on our performance over a specified period directly align our executive officers’ interests with those of our stockholders as the executive officers’ benefit from PRSU awards only if certain pre-established performance goals are achieved, and the value of said PRSU awards appreciates only as stockholder return increases. The PRSU awards granted in 2023 were to be earned contingent upon the successful attainment of pre-established revenue goals over the course of a one-year performance period, a pre-established market performance condition achieved at the end of a three-year performance period and, in each case, the award recipient’s continued employment with us over a multi-year period. The Compensation Committee further believes that because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incentivize and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options to provide an equity stake in the Company. Further, since the value of RSU awards increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

To date, the Compensation Committee has not applied a rigid formula in determining the size of the equity awards to be granted to our executive officers, including our Named Executive Officers. Instead, in making these decisions, the Compensation Committee has exercised its judgment as to the amount of the awards after considering a competitive market analysis prepared by its compensation consultant, the outstanding equity holdings of each executive officer (including the current economic value of his or her unvested equity holdings and the ability of these unvested holdings to satisfy our retention objectives), the projected impact of the proposed awards on our earnings, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to the annual burn rate ranges of the companies in our compensation peer group, the potential voting power dilution to our stockholders in relation to the median practice of the companies in our compensation peer group, as well as the other factors described in "Compensation-Setting Process — Setting Target Total Direct Compensation" above. Based upon these factors, the Compensation Committee determines the size of each award at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

2023 Annual Equity Awards

In February 2023, as part of its annual review of our executive compensation program, and after taking into consideration a competitive market analysis prepared by its compensation consultant and the recommendations of our CEO (except with respect to his own equity award), as well as the other factors described above, the Compensation Committee granted our executive officers, including our Named Executive Officers, PRSU awards with performance and time-based vesting requirements that may be earned and settled for shares of our common stock and RSU awards with time-based vesting requirements that may be settled for shares of common stock.

The number of equity awards awarded to our Named Executive Officers is calculated based on the target long-term incentive compensation established by our Compensation Committee and the 30-day average price as of the applicable determination date. The value of the equity awards included in the 2023 Summary Compensation Table and 2023 Grants of Plan-Based Awards Table is computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC Topic 718"), which is determined as of the award’s grant date. The date when the equity awards are approved by our Compensation Committee and awarded to our Named Executive Officers precedes the grant date of the equity awards for accounting purposes. Consequently, the total grant date fair value of the equity awards for purposes of ASC Topic 718 differs from the target equity award value originally approved by our Compensation Committee.

The equity awards approved for grant by our Compensation Committee to our Named Executive Officers for 2023 were as follows:

Named Executive Officer	Long-Term Incentive Compensation (total target value) ($)	Global Revenue Growth PRSUs (target) (#) (1)	Market Performance PRSUs (#) (2)	RSU Awards (#) (3)
Patrick S. Miles	5,000,000	206,782	103,391	206,782
J. Todd Koning	1,567,000	64,806	32,403	64,806
Craig E. Hunsaker	2,233,000	92,349	46,175	92,349
David P. Sponsel	1,466,000	60,629	30,314	60,629
Scott Lish	1,211,000	50,083	25,041	50,083

(1) Global Revenue Growth PRSUs are earned over a one-year performance period ending on December 31, 2023, based on our year-over-year global revenue growth from 2022 to 2023, based on a matrix which provides as follows:

Year-over-Year Global Revenue Growth	Percentage of Goal Achieved	PRSU Award Multiplier (a)
Equal or Greater than 35%	Equal or Greater than 140%	2
25%	100%	1
Less Than or Equal to 20%	Less Than or Equal to 80%	0

(a) Linear interpolation is to be applied between these data points.

Upon being earned, the Global Revenue Growth PRSUs vest ratably over a three-year period, with one-third of the total number of earned units vesting on the first, second and third anniversaries of the date of grant, contingent upon the Named Executive Officer's continued employment with or service to the Company through each vesting date. Upon vesting, the Global Revenue Growth PRSUs may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

(2) Market Performance PRSUs are earned if our stock price is equal to or greater than $24.00 per share on the three-year anniversary of the date of grant. The target stock price represents a 22% compound annual growth rate on our stock price as of February 1, 2023 of $13.25. Upon being earned, the Market Performance PRSUs vest in full. Upon vesting, the Market Performance PRSUs may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

(3) The RSU awards granted to our executive officers including our Named Executive Officers, vest ratably over a three-year period, with one-third of the total number of units vesting on the first, second and third anniversaries of the date of grant, contingent upon the executive officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the RSU awards may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

Results of 2023 Global Revenue Growth PRSUs

On February 1, 2024, the Compensation Committee determined that our year-over-year global revenue growth was 37% and consequently, 146% of our global revenue growth goal had been achieved. Accordingly, our Named Executive Officers had earned 200% of their Global Revenue Growth PRSUs, as follows:

Named Executive Officer	Global Revenue Growth PRSUs (target) (#)	Percentage of Financial Performance Measure Achieved	Number of Units Earned (#)	Percentage of Target Number of Units Earned
Patrick S. Miles	206,782	146%	413,564	200%
J. Todd Koning	64,806	146%	129,612	200%
Craig E. Hunsaker	92,349	146%	184,698	200%
David P. Sponsel	60,629	146%	121,258	200%
Scott Lish	50,083	146%	100,166	200%

One-third of the earned units vested on February 1, 2024, the first anniversary of the date of grant of the Global Revenue Growth PRSUs, one-third of the earned units will vest on February 1, 2025, the second anniversary of the date of grant of the Global Revenue Growth PRSUs, and one-third of the earned units will vest on February 1, 2026, the third anniversary of the date of grant of the Global Revenue Growth PRSUs, contingent upon the Named Executive Officer’s continued employment with or service to the Company through each vesting date. Upon vesting, the Global Revenue Growth PRSUs may be settled by issuing that number of shares of our common stock that equal the number of units that have vested.

The equity awards granted to our Named Executive Officers during 2023 are set forth in the "Executive Officer and Director Compensation – 2023 Summary Compensation Table" and the "Executive Officer and Director Compensation – 2023 Grants of Plan-Based Awards Table" below.

Stock Ownership Guidelines

Our non-employee directors, our CEO and all employees who are officers for purposes of Section 16 of the Exchange Act ("Section 16 officers"), including our Named Executive Officers, are subject to stock ownership guidelines as set forth in the table below.

Stock Ownership Guidelines
Target Multiple (as a multiple of base	• Non-employee directors: 3.0x
salary or director cash retainer)	• CEO: 5.0x
• Section 16 officers: 1.0x
Awards that Count	• Shares earned outright (including shares for which delivery has been deferred)
• Shares subject to vested and unvested time-based restricted stock and RSUs
Awards that do Not Count	• Vested and unvested stock options
• Unearned PRSUs
Time to Achieve	• Within 5 years of becoming subject to the guidelines

Clawback Policy & Recovery of Erroneously Awarded Compensation

We are committed to a culture that emphasizes integrity and accountability. As part of this commitment, we adopted the Clawback Policy in compliance with Section 10D of the Exchange Act and the applicable provisions of the Nasdaq Marketplace Rules, effective December 1, 2023. The Clawback Policy applies to our current and former executive officers, including our Named Executive Officers, and to any incentive-based compensation received after October 2, 2023. In the event we are required to prepare an accounting restatement of its financial statements due to the material noncompliance with any financial reporting requirement under the securities laws, the Board of Directors will require reimbursement or forfeiture of any excess incentive compensation received by any applicable executive officer during the three completed fiscal years immediately preceding the date on which we are required to prepare an accounting restatement. The Clawback Policy is included as Exhibit 97 to our Annual Report on Form 10-K filed with the SEC on February 27, 2024.

Health and Welfare Benefits

Our executive officers, including our Named Executive Officers, are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees. These benefits include medical, dental, and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits, and reimbursement for mobile phone coverage.

We also maintain a Section 401(k) retirement savings plan (the "Section 401(k) Plan") that provides eligible employees, such as our executive officers, including our Named Executive Officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the Section 401(k) Plan as of the first day of the month following the date they meet the plan’s eligibility requirements. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual limits under the Internal Revenue Code (the "Code"). All participants’ interests in their deferrals are 100% vested when contributed. The Section 401(k) Plan permits us to make matching contributions and profit-sharing contributions to eligible participants and, currently, we match 50% of an eligible employee’s first 5% of contributions.

We also provide expatriate benefits to our employees who take an international assignment, such as the payment of relocation expenses, housing, tax preparation fees and tax equalization costs. In 2023, Mr. Hunsaker was the only Named Executive Officer on an expatriate assignment and, as a result, received expatriate benefits.

We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other personal benefits to our executive officers, including our Named Executive Officers, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes. During 2023, none of our Named Executive Officers received perquisites or other personal benefits in an amount that was $10,000 or more.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Employment Arrangements

We have entered into written employment agreements with each of our executive officers, including each of our Named Executive Officers. Each of these agreements was approved on our behalf by either our Board of Directors or the Compensation Committee. We believe that these arrangements were necessary to secure the service of these individuals in a highly competitive job market.

Each of these employment agreements does not have a specific term, provides for "at will" employment (meaning that either we or the executive officer may terminate the employment relationship at any time without cause) and generally sets forth the executive officer’s initial base salary, target annual short-term incentive compensation opportunity, eligibility to receive equity awards as determined in the discretion of our Board of Directors or the Compensation Committee, and eligibility to participate in our employee welfare and benefit programs in effect for similarly situated employees during his or her employment. In addition, certain of the employment offer letters (except in the case of Mr. Sponsel) also provided for a "sign-on" RSU award and, in the case of Mr. Hunsaker, a one-time PRSU award as an inducement to accept employment with the Company.

These employment agreements also provided that each executive officer, including each Named Executive Officer, is eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement. These post-employment compensation agreements are discussed in "Post-Employment Compensation" below.

For detailed descriptions of the employment agreements with our Named Executive Officers, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below.

Post-Employment Compensation

Each of the employment agreements that we have entered into with our executive officers, including our Named Executive Officers, provide that they are eligible for severance payments and benefits upon certain specified terminations of employment, including a termination of employment in connection with a change in control of the Company, under our Severance Agreement and our Change in Control Agreement, in exchange for executing and not revoking our then-standard separation agreement and release of claims (which may include a non-disparagement covenant, non-solicit provisions, an agreement to assist in any litigation matters and other standard terms and conditions).

These agreements provide reasonable compensation in the form of severance pay and certain limited benefits to an executive officer if he or she leaves our employ under certain circumstances to facilitate his or her transition to new employment. Further, in some instances we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation agreement and release of claims in a form and with terms acceptable to us providing for a general release of all claims as a condition to receiving post-employment compensation payments or benefits. We also believe that these arrangements provided by these provisions help maintain our executive officers’ continued focus and dedication to their assigned duties to maximize stockholder value if there is a potential transaction that could involve a change in control of the Company.

Under the Change in Control Agreement, all cash severance payments in the event of a change in control of the Company are payable only if there is a connected loss of employment by an executive officer (a so-called "double-trigger" arrangement). In the case of the acceleration of vesting of outstanding equity awards, equity award arrangements provide for automatic accelerated vesting upon a change in control.

In the event of a change in control of the Company, to the extent that any of the amounts provided for under the provisions would constitute a "parachute payment" within the meaning of Section 280G of the Code and could be subject to the related excise tax under Section 4999 of the Code, an executive officer will be entitled to receive either: either full payment of benefits under his or her agreement or such lesser amount which would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive officer.

We do not use excise tax payments (or "gross-ups") relating to a change in control of the Company and have no such obligations in place with respect to any of our executive officers, including our Named Executive Officers.

We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, are essential to attracting and retaining highly qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the Severance Agreement and the Change in Control Agreement when determining the annual compensation for our executive officers. We do believe, however, that these agreements are necessary to offer compensation packages that are competitive.

For detailed descriptions of the post-employment compensation agreements with our Named Executive Officers, see "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table" below.

Tax and Accounting Considerations

The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.

Deductibility of Executive Compensation

Under Section 162(m) of the Code, compensation paid to our covered executive officers (including our CEO and CFO), and except for certain grandfathered arrangements and certain compensation paid pursuant to a compensation plan in existence before November 2, 2017 and which is not subsequently modified, will not be deductible to the extent it exceeds $1 million.

While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) beyond the control of the Compensation Committee, no assurances can be given that any compensation paid by us will qualify for the transition relief or be deductible under Section 162(m) even if so intended.

Accounting for Stock-Based Compensation

The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic 718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant-date fair value of the equity award and, in most cases, will be recognized ratably over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for our fiscal year ended December 31, 2023.

Compensation Committee

Ward W. Woods, Chair

Quentin Blackford

Karen K. McGinnis

Compensation Committee Interlocks and Insider Participation

During 2023, Quentin Blackford, Karen K. McGinnis and Ward W. Woods were members of the Compensation Committee, with Mr. Woods acting as Chair. No current member of our Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries, and no current executive officer served as a member of the board of directors or compensation committee of any other entity that has or had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2023.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the median of the annual total compensation of all our employees (other than our CEO) and the annual total compensation of Patrick S. Miles, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K. SEC rules for identifying the median employee allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

For the fiscal year ending December 31, 2023, our last completed fiscal year:

•
The median of the annual total compensation of all our employees (other than our CEO) was $114,381.
•
The annual total compensation of Mr. Miles for 2023, as reported in the "Executive Officer and Director Compensation – 2023 Summary Compensation Table" in this proxy statement, was $10,227,099.

As a result, for 2023, the ratio of the annual total compensation of Mr. Miles, who served as our CEO for all of 2023, to the median of the annual total compensation of all our employees was 89 to 1. Neither the Compensation Committee nor management of the Company uses the pay ratio measure in making compensation decisions.

To identify the median compensated employee and to determine the annual total compensation of the median employee, we used the following methodology:

•
We selected December 31, 2023, which is within the last three months of 2023, as the date upon which we would identify the median employee.
•
We determined that, as of December 31, 2023, our employee population consisted of 839 individuals working at the Company, with approximately 80% of these individuals located in the U.S. and approximately 20% located in countries around the world. Pursuant to the de minimis exemption for foreign employees as permitted by applicable SEC rules, we excluded 29 employees located in the following 7 countries, which represent approximately 3% of our total employee population: New Zealand, Japan, Canada, United Kingdom, China, Germany and Singapore. After excluding employees in the listed jurisdictions, our adjusted employee population consisted of 810 employees as of December 31, 2023.
•
We identified the median employee using a consistently applied compensation measure ("CACM") that consists of annual base salary or wages and the actual short-term incentive compensation payment under the 2023 Annual Short-Term Incentive Compensation Plan. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during 2023. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of December 31, 2023. No cost-of-living adjustments were made.

•
After applying our CACM methodology, we identified the median employee. We then identified and calculated the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402 of Regulation S-K, resulting in annual total compensation of $114,381.
•
With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2023 in the 2023 Summary Compensation Table included in this proxy statement.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

2023 Summary Compensation Table

The following table sets forth information concerning compensation paid or accrued during the fiscal years ended December 31, 2023, 2022 and 2021, for services rendered to us by our Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers in 2023: our President, Chairman and Chief Executive Officer; our Executive Vice President and Chief Financial Officer; our Executive Vice President, People & Culture; our Executive Vice President, Sales and our Chief Operating Officer. We refer to these executive officers as our "Named Executive Officers" elsewhere in this proxy statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non- Equity Incentive Plan ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Patrick S. Miles	2023	713,269	—	7,687,586	1,040,000	37,124	9,477,979
President, Chairman and Chief Executive Officer	2022	700,000	—	4,356,657	850,000	41,642	5,948,299
	2021	682,692	—	3,696,750	850,000	37,397	5,266,839
J. Todd Koning	2023	442,115	—	2,409,309	475,000	33,915	3,360,339
Executive Vice President and Chief Financial Officer	2022	418,846	—	1,242,926	360,000	36,443	2,058,215
	2021	283,846	—	3,246,000	350,000	16,819	3,896,665
Craig E. Hunsaker	2023	470,000	—	3,433,286	500,000	165,735	4,569,021
Executive Vice President, People & Culture	2022	467,692	—	2,014,990	400,000	41,642	2,924,324
	2021	438,461	—	2,135,900	375,000	37,505	2,986,866
David P. Sponsel	2023	400,000	—	2,254,015	525,000	35,845	3,214,860
Executive Vice President, Sales	2022	400,000	—	1,350,854	410,000	38,188	2,199,042
	2021	394,231	—	821,500	400,000	35,312	1,651,043
Scott Lish	2023	380,000	—	1,861,944	310,000	33,205	2,585,149
Chief Operating Officer

(1)
"Stock Awards" consist of PRSUs and RSUs. This column represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. For 2023, the grant date fair value of Market Performance PRSUs was estimated using a Monte Carlo simulation model. The grant date fair value of PRSUs based on the target number of PRSUs issuable to each Named Executive Officer for 2023 and reflected in the table above is as follows: Mr. Miles – $4,313,000, Mr. Koning – $1,352,000, Mr. Hunsaker – $1,926,000, Mr. Sponsel – $1,265,000 and Mr. Lish – $1,045,000. If the highest level of performance conditions are achieved, the grant date fair value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2023 is as follows: Mr. Miles – $7,688,000, Mr. Koning – $2,409,000, Mr. Hunsaker – $3,433,000, Mr. Sponsel – $2,254,000 and Mr. Lish – $1,862,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 27, 2024.

Additional discussion regarding the difference between the total grant date fair value of equity awards included above and the equity award value originally approved by our Compensation Committee is included in the section titled "Compensation Discussion and Analysis - 2023 Annual Equity Awards."

(2)
"Non-Equity Incentive Plan Compensation" includes bonus amounts earned as of December 31, 2023, but paid in 2024, earned as of December 31, 2022, but paid in 2023 and earned as of December 31, 2021, but paid in 2022.
(3)
"All Other Compensation" for 2023, 2022 and 2021 includes health and health related benefits, disability insurance premiums and matching contributions under our Section 401(k) Plan paid by the Company.
(4)
In addition to the items noted in footnote 3 above, "All Other Compensation" in 2023 for Mr. Hunsaker includes approximately $128,000 in expatriate assignment benefits.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment and Separation Agreements

Patrick S. Miles

In connection with his appointment, we entered into an employment letter agreement with Mr. Miles, effective as of October 2, 2017, setting forth Mr. Miles’ initial compensation and certain other terms. Mr. Miles’ employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 21, 2024, Mr. Miles will be paid an annual base salary of $762,000 and he will be eligible to receive an annual target cash bonus equal to 100% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Miles is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Mr. Miles is party to a severance agreement with us, pursuant to which he will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to two times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Miles that vest within 24 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Miles at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Miles’ right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Miles for Good Reason, as defined in the severance agreement, (2) the termination is not due to the death or disability of Mr. Miles, (3) the termination of employment is not for Cause, as defined in the severance agreement, (4) Mr. Miles is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Miles executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Miles.

Under the change in control agreement, in the event Mr. Miles’ employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Miles in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Miles of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

J. Todd Koning

In connection with his appointment, we entered into an employment letter agreement with Mr. Koning, effective as of April 19, 2021, setting forth Mr. Koning’s initial compensation and certain other terms. Mr. Koning’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 21, 2024, Mr. Koning will be paid an annual base salary of $470,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Koning is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

Pursuant to the employment letter agreement, in connection with the commencement of his employment on April 19, 2021 and pursuant to the terms and conditions of the Company’s 2016 Plan, as amended (as defined below), Mr. Koning received sign-on RSUs covering 150,000 shares of the Company’s common stock ("Sign-On RSUs"), an equity grant of 40,000 RSUs ("2021 RSU Grant"), and an equity grant of 10,000 PRSUs ("2021 PRSU Grant"), with the PRSUs leveraging from 0% to 500% based on the Company’s 2021 U.S. revenue growth. The Sign-On RSUs vest in four equal installments on each of the first four anniversaries of the grant date (April 19, 2021) and the 2021 RSU Grant and 2021 PRSU Grant vested in three equal installments on each of February 18, 2022, February 18, 2023, and February 18, 2024. In addition, the RSUs will fully vest upon a change in control (as defined in the 2016 Employment Inducement Plan) of the Company.

We and Mr. Koning entered into a severance agreement, effective July 19, 2023. The severance agreement provides that in the event Mr. Koning’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the higher of his annual target total cash compensation (base salary plus target bonus) and his average annual total cash compensation paid over the prior three calendar years, (b) the payment of any and all premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by him at the date of termination will be extended through the later of (i) 90 days after the date of termination and (ii) the remaining term of such awards.

We and Mr. Koning also entered into a change in control agreement, effective April 19, 2021. Under the change in control agreement, in the event Mr. Koning’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of six months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Koning in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Koning of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Craig E. Hunsaker

In connection with his appointment, we entered into an employment letter agreement with Mr. Hunsaker, effective as of September 14, 2016, setting forth Mr. Hunsaker’s compensation and certain other terms. Mr. Hunsaker’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 21, 2024, Mr. Hunsaker will be paid an annual base salary of $484,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Hunsaker is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses incurred in connection with his service to the Company.

On February 18, 2021, we entered into a new severance agreement which provides that Mr. Hunsaker will be eligible to receive the following severance and other benefits if his employment with the Company is terminated: (a) the payment of cash severance in a lump sum equal to one and one half times the sum of his regular annual base salary plus his annual target bonus in effect for the calendar year in which the termination of the employment occurs; (b) the payment of premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; (c) the full vesting of all time-based vesting incentive awards granted to Mr. Hunsaker that vest within 18 months of the termination date and the continued eligibility to vest performance-based incentive awards based on the achievement of performance criteria and (d) the extension of the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards. Mr. Hunsaker’s right to receive the severance and other benefits under the severance agreement is subject to satisfaction of certain conditions set forth in the severance agreement, including (1) the termination of employment is involuntary, except for a termination by Mr. Hunsaker for Good Reason, as defined in the severance agreement, (2) the termination of employment is not due to the death or disability of Mr. Hunsaker, (3) the termination is not for Cause, as defined in the severance agreement, (4) Mr. Hunsaker is not eligible to receive severance benefits under any other agreement of plan offered by the Company or has not agreed to waive severance benefits otherwise available from the Company, and (5) Mr. Hunsaker executed a general release of claims in favor of the Company and returns to the Company all property and equipment assigned to or under control of Mr. Hunsaker.

We and Mr. Hunsaker also entered into a change in control agreement, effective September 14, 2016. Under the change in control agreement, in the event Mr. Hunsaker’s employment is terminated without cause or for good reason (each as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) a payment of cash severance in a lump-sum equal to the sum of (x) two times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Hunsaker in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Hunsaker of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will vest (with any performance awards vesting as set forth in the applicable award agreements); and (d) the post-termination exercise period for any vested stock options held by Mr. Hunsaker at the date of termination will be extended through the later of (x) 24 months after his date of termination or (y) the remaining term of such awards (provided that if his stock options are terminated or cashed-out in connection with a change in control, he shall receive a lump sum cash payment equal to the time value of such stock options (i.e., as determined under the Black-Scholes method) inclusive of the economic value for the extended post-termination exercise period).

David P. Sponsel

In connection with his appointment, we entered into an employment letter agreement with Mr. Sponsel, effective as of April 1, 2019, setting forth Mr. Sponsel’s initial compensation and certain other terms. Mr. Sponsel’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 21, 2024, Mr. Sponsel will be paid an annual base salary of $440,000 and he will be eligible to receive an annual target cash bonus equal to 70% - 100% of his annual base salary upon the Company’s and his achievement of goals and sales quotas to be established by the Board of Directors each fiscal year. As part of his employment letter, Mr. Sponsel, who agreed to relocate to the Company’s headquarters in Carlsbad, CA, was provided with a relocation allowance of up to $100,000 to cover certain costs associated with his relocation, subject to certain conditions as set forth in the employment letter. Mr. Sponsel is also entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Sponsel entered into a severance agreement, effective July 19, 2023. The severance agreement provides that in the event Mr. Sponsel’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to one times the higher of his annual target total cash compensation (base salary plus target bonus) and his average annual total cash compensation paid over the prior three calendar years, (b) the payment of any and all premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by him at the date of termination will be extended through the later of (i) 90 days after the date of termination and (ii) the remaining term of such awards.

We and Mr. Sponsel also entered into a change in control agreement, effective April 1, 2019. Under the change in control agreement, in the event Mr. Sponsel’s employment is terminated without cause or for good reason (as defined in the agreement), and such termination occurs within 24 months following a change in control (as defined in the agreement), he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company: (a) the payment of cash severance in a lump sum equal to the sum of (x) one times his annual compensation; (y) the product of (i) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs, up to a maximum of 6 months) of the highest grant date fair value of any long-term incentive award (cash and/or equity-based) granted to Mr. Sponsel in the three calendar year period prior to the calendar year in which the termination date occurs; and (z) a prorated portion (based on the number of calendar months that have elapsed during the calendar year in which the date of termination occurs) of the greater of (i) the annual target bonus in effect in the calendar year in which the termination of employment occurs or (ii) the highest annual bonus paid to Mr. Sponsel of the three bonuses paid to him prior to his termination; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) all of his outstanding equity awards will become fully vested to the extent that such vesting is based on service with the Company.

Scott Lish

In connection with his appointment, we entered into an employment letter agreement with Mr. Lish, effective as of October 13, 2017, setting forth Mr. Lish’s initial compensation and certain other terms. Mr. Lish’s employment is at-will. Pursuant to his employment letter agreement and as approved by the Compensation Committee on February 21, 2024, Mr. Lish will be paid an annual base salary of $425,000 and he will be eligible to receive an annual target cash bonus equal to 70% of his annual base salary upon the Company’s and his achievement of goals to be established by the Board of Directors each fiscal year. Mr. Lish also is entitled to participate in all of the Company’s benefits programs available to management employees and to receive reimbursement of reasonable expenses he incurs in connection with his service to the Company.

We and Mr. Lish also entered into a severance agreement effective July 21, 2023. The severance agreement provides that in the event Mr. Lish’s employment is terminated without cause, he will be eligible to receive the following severance and other benefits, subject to his execution of a release of claims against the Company and certain other conditions: (a) the payment of cash severance in a lump sum equal to the greater of one times the amount of his (i) regular annual target compensation (base salary plus target bonus) and (ii) average annual total cash compensation paid over the prior three calendar years; (b) the Company will pay premiums for the continuation of his health and dental insurance coverage pursuant to COBRA for a period of 18 months; and (c) the post-termination exercise period for any vested stock options held by Mr. Lish at the date of termination will be extended through the later of (i) 90 days after his date of termination or (ii) the remaining term of such awards.

2023 Grants of Plan-Based Awards Table

The following table contains information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2023.

Name	Grant Date	Estimated future payouts under non-equity incentive plan awards (1)			Estimated future payouts under equity incentive plan awards (2)			All other stock awards: Number of shares of stock or units	Grant date fair value of stock awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	($)(3)
Patrick S. Miles
2023 Annual Short-Term Incentive Compensation	—	—	715,000	1,072,500	—	—	—	—	—
2023 Performance RSUs	6/14/2023	—	—	—	—	310,173	516,955	—	4,312,904
2023 RSUs	6/14/2023	—	—	—	—	—	—	206,782	3,374,682

J. Todd Koning
2023 Annual Short-Term Incentive Compensation	—	—	311,500	467,250	—	—	—	—	—
2023 Performance RSUs	6/14/2023	—	—	—	—	97,209	162,015	—	1,351,675
2023 RSUs	6/14/2023	—	—	—	—	—	—	64,806	1,057,634

Craig Hunsaker
2023 Annual Short-Term Incentive Compensation	—	—	329,000	493,500	—	—	—	—	—
2023 Performance RSUs	6/14/2023	—	—	—	—	138,524	230,873	—	1,926,151
2023 RSUs	6/14/2023	—	—	—	—	—	—	92,349	1,507,136

David P. Sponsel
2023 Annual Short-Term Incentive Compensation	—	—	400,000	600,000	—	—	—	—	—
2023 Performance RSUs	6/14/2023	—	—	—	—	90,943	151,572	—	1,264,550
2023 RSUs	6/14/2023	—	—	—	—	—	—	60,629	989,465

Scott Lish
2023 Annual Short-Term Incentive Compensation	—	—	190,000	285,000	—	—	—	—	—
2023 Performance RSUs	6/14/2023	—	—	—	—	75,124	125,207	—	1,044,589
2023 RSUs	6/14/2023	—	—	—	—	—	—	50,083	817,355
(1)
Represents the hypothetical payments possible under our 2023 Annual Short-Term Incentive Compensation Plan based upon the combined achievement of corporate performance measures during 2023. Under the 2023 Annual Short-Term Incentive Compensation Plan, payments are determined by multiplying each Named Executive Officer's target annual short-term incentive compensation opportunity by a factor determined by achievement of specific performance goals. The amounts actually paid to our Named Executive Officers for 2023 are set forth above in the 2023 Summary Compensation Table under the heading "Non-Equity Incentive Plan Compensation" and the calculation of the actual amounts paid is discussed in the section titled "Compensation Discussion and Analysis - Annual Short-Term Incentive Compensation - Annual Cash Bonus Payments."

(2)
Represents the hypothetical payments possible under our Named Executive Officer's respective equity incentive awards as described in the section titled "Compensation Discussion and Analysis - Long-Term Incentive Compensation."
(3)
Represents the grant date valuation of the awards computed in accordance with the ASC Topic 718 rather than an amount paid to or realized by the Named Executive Officer. The value of PRSUs is based on the target number of shares subject to the award. For 2023, the grant date fair value of Market Performance PRSUs was estimated using a Monte Carlo simulation model. The grant date fair value of PRSUs based on the target number of PRSUs issuable to each Named Executive Officer for 2023 and reflected in the table above is as follows: Mr. Miles – $4,313,000, Mr. Koning – $1,352,000, Mr. Hunsaker – $1,926,000, Mr. Sponsel – $1,265,000 and Mr. Lish – $1,045,000. If the highest level of performance conditions are achieved, the grant date fair value based on the maximum number of PRSUs issuable to each Named Executive Officer for 2023 is as follows: Mr. Miles – $7,688,000, Mr. Koning – $2,409,000, Mr. Hunsaker – $3,433,000, Mr. Sponsel – $2,254,000 and Mr. Lish – $1,862,000. For more information on how stock awards are valued, see the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on February 27, 2024.

Additional discussion regarding the difference between the total grant date fair value of equity awards included above and the equity award value originally approved by our Compensation Committee is included in the section titled "Compensation Discussion and Analysis - 2023 Annual Equity Awards."

2023 Option Exercises and Stock Vested Table

The following table includes certain information with respect to stock awards vested for our Named Executive Officers during the fiscal year ended December 31, 2023. No option awards were exercised by our Named Executive Officers during the fiscal year ended December 31, 2023.

Name	Option awards		Stock awards
	Number of shares acquired on exercise (#)	Value realized on exercise (#)	Number of shares acquired on vesting (#)	Value realized on vesting (1)($)
Patrick S. Miles	—	—	1,446,797	23,041,735
J. Todd Koning	—	—	118,337	1,795,788
Craig E. Hunsaker	—	—	400,882	6,023,739
David P. Sponsel	—	—	294,557	2,912,510
Scott Lish	—	—	118,605	1,729,017
(1)
The amounts shown in this column represent the number of shares vested multiplied by the per share closing price of our common stock on the vesting date.

Outstanding Equity Awards at December 31, 2023 Table

The following table sets forth information regarding grants of stock options and unvested stock awards that were outstanding and held by our Named Executive Officers as of December 31, 2023.

	Option Awards (1)						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($)
Patrick S. Miles	7/30/2018	721,193		—	2.69	7/30/2028	—		—	—		—
	2/17/2021	—		—	—	—	16,500	(5)	249,315	—		—
	2/17/2021	—		—	—	—	—		—	288,750	(5)	4,363,013
	2/24/2022	—		—	—	—	139,176	(5)	2,102,949	—		—
	2/24/2022	—		—	—	—	—		—	208,764	(5)	3,154,424
	6/14/2023	—		—	—	—	206,782	(5)	3,124,476	—		—
	6/14/2023	—		—	—	—	—		—	413,564	(5)	6,248,952
	6/14/2023	—		—	—	—	—		—	103,391	(7)	1,562,238

J. Todd Koning	4/19/2021	—		—	—	—	75,000	(4)	1,133,250	—		—
	4/19/2021	—		—	—	—	13,200	(6)	199,452	—		—
	4/19/2021	—		—	—	—	—		—	16,500	(6)	249,315
	2/24/2022	—		—	—	—	39,706	(5)	599,958	—		—
	2/24/2022	—		—	—	—	—		—	59,559	(5)	899,932
	6/14/2023	—		—	—	—	64,806	(5)	979,219	129,612	(5)	1,958,437
	6/14/2023	—		—	—	—	—		—	32,403	(7)	489,609
	6/14/2023	—		—	—	—	—		—	—		—

Craig E. Hunsaker	2/21/2017	125,000	(2)	—	3.09	2/21/2027	—		—	—		—
	6/15/2017	33,576	(2)	—	1.93	6/15/2027	—		—	—		—
	7/26/2017	193,000		—	1.68	7/26/2027	—		—	—		—
	7/30/2018	114,550		—	2.69	7/30/2028	—		—	—		—
	2/17/2021	—		—	—	—	16,500	(5)	249,315	—		—
	2/17/2021	—		—	—	—	—		—	132,000	(5)	1,994,520
	2/24/2022	—		—	—	—	64,370	(5)	972,631	—		—
	2/24/2022	—		—	—	—	—		—	96,555	(5)	1,458,941
	6/14/2023	—		—	—	—	92,349	(5)	1,395,393	—
	6/14/2023	—		—	—	—	—		—	184,698	(5)	2,790,787
	6/14/2023	—		—	—	—	—		—	46,175		697,704

David P. Sponsel	5/29/2018	7,813		—	3.86	5/29/2028	—		—	—		—
	11/2/2018	7,187		—	3.17	11/2/2028	—		—	—		—
	2/17/2021	—		—	—	—	13,200	(5)	199,452	—		—
	2/17/2021	—		—	—	—	—		—	16,500	(5)	249,315
	2/24/2022	—		—	—	—	43,154	(5)	652,057	—		—
	2/24/2022	—		—	—	—	—		—	64,731	(5)	978,080
	6/14/2023	—		—	—	—	60,629	(5)	916,104	—		—
	6/14/2023	—		—	—	—	—		—	121,258	(5)	1,832,208
	6/14/2023	—		—	—	—	—		—	30,314	(7)	458,045

Scott Lish	11/7/2017	25,000		—	3.63	11/7/2027
	3/22/2018	25,000		—	3.35	3/22/2028
	7/30/2018	60,000		—	2.36	7/30/2028
	2/24/2020	—		—	—	—	12,500	(4)	188,875	—		—
	6/22/2020	—		—	—	—	7,500	(4)	113,325	—		—
	2/17/2021	—		—	—	—	11,550	(5)	174,521	—		—
	2/17/2021	—		—	—	—	—		—	12,375	(5)	186,986
	2/24/2022	—		—	—	—	33,720	(5)	509,509	—		—
	2/24/2022	—		—	—	—	—		—	50,580	(5)	764,264
	6/14/2023	—		—	—	—	50,083	(5)	756,754	—		—
	6/14/2023	—		—	—	—	—		—	100,166	(5)	1,513,508
	6/14/2023	—		—	—	—	—		—	25,041	(7)	378,370

(1)
Except as described below, all unvested option awards vest over four years, with 25% of such option vesting on the anniversary of the grant date, and the remainder of the options vesting monthly over the subsequent three years, provided that the Named Executive Officer remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the Named Executive Officer's death or disability. All option awards have a term of ten years from the date of grant.
(2)
The option award will vest monthly over three years, provided that the Named Executive Officer remains employed as of the applicable vesting date. In addition, the stock options will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the Named Executive Officer’s death or disability. All option awards have a term of ten years from the date of grant.
(3)
Except as described below, the amount is based on the December 29, 2023 closing price of $15.11 per share of our common stock on Nasdaq.
(4)
The RSU award will vest in four equal installments on each of the first four anniversaries of the Grant Date, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(5)
The award will vest in three equal installments on each of the first three anniversaries of the Grant Date, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(6)
The RSU award will vest in three equal installments on each of the first three anniversaries of February 18, 2021, subject to the recipient’s continuous service to the Company on such vesting dates. In addition, the RSU award will fully vest upon a change in control of the Company and shall be subject to certain accelerated vesting in the event of the recipient’s death or disability.
(7)
No portion of any vested award shall be exercisable at any time during the first three years following the grant date unless and until the publicly traded stock price for the securities underlying the awards is at or above $24.00 per share at market close on such third-year anniversary of the grant date. Should the publicly traded stock price for the Company's common stock be below $24.00 per share at market close on such third-year anniversary of the grant date, no part or portion of the PRSU award will vest and the PRSU award will expire and terminate.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Pay Versus Performance

As described in greater detail in "Compensation Discussion and Analysis," our executive compensation program reflects a variable "pay-for-performance" philosophy. The performance measures that we use for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our Named Executive Officers to increase the value of our enterprise for our stockholders.

The following table sets forth information regarding the compensation provided to our principal executive officer (the "CEO/PEO") and our other Named Executive Officers (the "Non-PEO" Named Executive Officers") and our performance during the last four fiscal years.

Year(1)	Summary Compensation Table Total for CEO/PEO ($)	Compensation Actually Paid to CEO/PEO ($)(2)	Average Summary Compensation Table for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(3)	Value of Initial Fixed $100 Investment Based On:		Net Loss ($ thousands)	Total Revenue ($ thousands)(6)
					Total Shareholder Return ($)(4)	Peer Group Total Shareholder Return ($)(5)
2023	9,477,979	23,339,656	3,432,342	5,474,297	212.97	140.46	(186,638)	482,262
2022	5,948,299	7,374,460	2,283,006	3,044,347	173.94	121.80	(151,293)	350,867
2021	5,266,839	8,273,363	2,844,858	3,144,984	160.99	151.64	(143,032)	243,212
2020	4,683,936	23,639,741	1,477,059	5,761,467	204.51	122.39	(78,994)	144,861
(1)
The CEO/PEO and Non-PEO Named Executive Officers included in the above compensation columns reflect the following:

Year	CEO/PEO	Non-PEO/NEOs
2023	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Scott Lish
2022	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel, Eric Dasso
2021	Patrick S. Miles	J. Todd Koning, Craig E. Hunsaker, David P. Sponsel
2020	Patrick S. Miles	Craig E. Hunsaker, David P. Sponsel

(2)
"Compensation Actually Paid" to the CEO/PEO reflects the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Compensation "Actually Paid" for CEO/PEO	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table	9,477,979	5,948,299	5,266,839	4,683,936
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	7,687,586	4,356,657	3,696,750	3,224,266
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	-	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	10,134,386	6,510,735	10,572,750	12,714,583
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	-	—	—	125,793
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	1,802,804	1,116,353	(4,423,380)	10,733,420
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	9,612,073	(1,844,270)	553,904	(1,393,725)
Total Adjustments	13,861,677	1,426,161	3,006,524	18,955,805
Compensation Actually Paid	23,339,656	7,374,460	8,273,363	23,639,741
(3)
The average "Compensation Actually Paid" to the Non-PEO Named Executive Officers reflect the following adjustments from Total Compensation reported in the Summary Compensation Table:

Adjustments to Determine Average Compensation "Actually Paid" for Non-PEO NEOs	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Total Reported in Summary Compensation Table	3,432,342	2,283,006	2,844,858	1,477,059
Less Amounts Reported under the "Stock Awards Column" in the Summary Compensation Table	2,489,639	1,389,695	2,067,800	723,996
Less Amounts Reported under the "Option Awards" Column in the Summary Compensation Table	—	—	—	—
Plus the Fair Value of Awards Granted during covered year that Remain Unvested as of Year-end	3,340,773	2,076,807	2,971,800	2,784,776
Plus the Fair Value of Awards Granted during covered year that Vested during covered year	—	—	—	45,359
Plus the Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to covered year that were Outstanding and Unvested as of Year-end	537,648	266,411	(697,232)	2,408,807
Plus the Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to covered year that Vested during covered year	653,173	(192,182)	93,358	(230,538)
Total Adjustments	2,041,955	761,341	300,126	4,284,408
Compensation Actually Paid	5,474,297	3,044,347	3,144,984	5,761,467
(4)
Reflects total shareholder return indexed to $100 invested on December 31, 2019.
(5)
Reflects total shareholder return indexed to $100 invested on December 31, 2019 for the Nasdaq Medical Equipment Index, which is an industry line peer group reported in the performance graph included in the Company’s 2023 Annual Report on Form 10-K, and assuming reinvestment of all dividends, where applicable.
(6)
Total Revenue, which is a GAAP measure, represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to our Named Executive Officers, including our CEO, for the most recently completed fiscal year to the Company’s performance.

Relationship Between Financial Performance Measures

The line graphs below compare (i) the compensation actually paid to our CEO/PEO and the average compensation actually paid to our remaining Non-PEO Named Executive Officers, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Total Revenue, in each case, for the fiscal years ended December 31, 2020, 2021, 2022 and 2023.

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus TSR

(in thousands except for TSR, assuming $100 invested on December 31, 2019)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Net Loss

(in thousands)

PEO and Average Non-PEO Named Executive Officer Compensation Actually Paid Versus Total Revenue

(in thousands)

Pay Versus Performance Tabular List of Most Important Financial Performance Measures for All Named Executive Officers for 2023

As described in greater detail in the "Compensation Discussion and Analysis" included in this proxy statement, our executive compensation program reflects a "pay-for-performance" philosophy. The most important financial performance measures we use to link executive compensation actually paid to our Named Executive Officers, for the most recently completed fiscal year, to our performance are as follows:

•
Total revenue
•
Adjusted EBITDA
•
Adjusted EBITDA margin.

2023 Director Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2023 to each of our current non-employee directors.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(1)	Total ($)
Elizabeth Altman	65,179	161,699	226,878
Evan Bakst	45,124	161,699	206,823
Mortimer Berkowitz	16,168	161,699	177,867
Quentin Blackford	65,666	161,699	227,365
David Demski	—	374,623	374,623
Karen McGinnis	53,515	161,699	215,214
Marie Meynadier	45,124	161,699	206,823
David Mowry	57,025	161,699	218,724
David Pelizzon	45,124	161,699	206,823
Jeff Rydin	45,124	161,699	206,823
James Tullis	50,137	161,699	211,836
Ward Woods	60,165	161,699	221,864
	548,351	2,153,312	2,701,663

(1)
Amounts represent the aggregate grant date fair value of stock awards computed in accordance with ASC Topic 718, excluding the effects of any estimated forfeitures. The assumptions and methodologies used in the valuation of these awards are discussed in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.
(2)
Amounts represent fees paid in cash during 2023.

Employee members of the Board of Directors receive no compensation or remuneration for service on the Company’s Board of Directors or any committee thereof. Our non-employee directors receive a one-time, time-based RSU award granted upon election or appointment to the Board of Directors, with a grant value of $300,000, as determined by the volume weighted average trading price ("VWAP") of the Company’s stock for the 30-trading day period prior to date of election or appointment (the "Initial Board Grant") provided, however, that no director elected or appointed to the Board of Directors pursuant to a contractual or agreed-up right to such election or appointment shall receive the Initial Board Grant where such election or appointment of said director is meant to replace or succeed a current director who was elected or appointed to the Board of Directors pursuant to that same contractual or agreed-up right to such election or appointment. The Initial Board Grant vests in three equal installments on each of the first three anniversaries of the grant date, conditioned upon continual service on the Board of Directors.

Our non-employee directors also receive an annual time-based RSU award for service on the Board of Directors with a grant value of $150,000 (the "Annual Board Grant"). For continuing (incumbent) non-employee directors, the Annual Board Grant is granted as of the date of the annual meeting of stockholders, based upon the VWAP of the Company’s stock for the 30-trading day period prior to the grant date. For newly elected or newly appointed, non-employee directors, the Annual Board Grant is granted upon election or appointment to the Board of Directors, with a grant value, as determined by the 30-trading day VWAP prior to date of election or appointment, pro-rated by the number of days from the date of the prior annual meeting of stockholders to the date of the grant, divided by 365. The Annual Board Grant vests on the earlier of (a) the next annual meeting of stockholders and (b) the death or resignation of the director. In the event of death or resignation of the director, the Annual Board Grant vests pro-rated based on the number of actual days served by the director from the time of the grant to such death or resignation, divided by 365.

The following table shows the outstanding and unvested stock awards held at December 31, 2023 by each of our current non-employee directors.

Name	Unvested Stock Awards (#)
Elizabeth Altman	16,845
Evan Bakst	9,908
Mortimer Berkowitz	9,908
Quentin Blackford	9,908
David Demski	31,694
Karen McGinnis	9,908
Marie Meynadier	16,662
David Mowry	9,908
David Pelizzon	9,908
Jeff Rydin	9,908
James Tullis	9,908
Ward Woods	9,908

Our non-employee directors also receive the following annual cash retainer for service on the Board of Directors, as the Board Chair, as the Lead Director, as a committee Chair and/or as a committee member:

	Member ($)	Chair/Lead Director ($)
Board of Directors	45,000	70,000
Audit Committee	9,500	20,000
Finance Committee (1)	9,500	20,000
Compensation Committee	6,000	15,000
Nominating & Corp. Governance Committee	5,000	10,000

(1)
In February 2023, the Finance Committee was dissolved.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2023:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)(2)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	2,129,860	(2)	$3.07	7,097,451	(3)
Equity compensation plans not approved by security holders (4)	351,043	(5)	$4.11	578,519
Total	2,480,903		$3.21	7,675,970
(1)
Includes awards outstanding under our Amended and Restated 2005 Employee, Director and Consultant Stock Plan (our "2005 Plan"), which expired by its terms in April 2016, and our 2016 Plan.
(2)
Excludes 5,545,495 shares subject to unvested RSU and restricted stock awards under our 2016 Plan as of December 31, 2023. There are no shares subject to unvested RSU and restricted stock awards under our 2005 Plan as of December 31, 2023.
(3)
Includes 7,097,451 shares remaining available for issuance under our 2016 Plan as of December 31, 2023.
(4)
Includes our 2016 Employment Inducement Plan and our Management Objective Strategic Incentive Plan. The material features of our 2016 Employment Inducement Plan are described in Note 10 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 27, 2024.
(5)
Excludes 702,530 shares subject to unvested RSU awards under our 2016 Employment Inducement Plan as of December 31, 2023 and 273,000 unvested shares issued under our Management Objective Strategic Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below or under the heading "Executive Officer and Director Compensation," there were no transactions to which we were a party since January 1, 2023 through the date of this proxy statement in which the amount involved exceeds $120,000 and in which our directors, executive officers and, to our knowledge, beneficial owners of more than 5% of our voting securities, or their immediate family members or affiliates, had or will have a direct or indirect material interest.

Agreements with our Officers, Directors and Principal Stockholders

We have entered into indemnification agreements with all of our executive offices and directors. The indemnification agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law and to advance expenses incurred by them in connection with any proceeding against them with respect to which they may be entitled to indemnification by us.

PROPOSALS TO BE VOTED UPON BY STOCKHOLDERS

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors has nominated Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, Jeffrey P. Rydin, and Ward W. Woods for election at the Annual Meeting. If they are elected, they will serve on our Board of Directors for a term of one year until the 2025 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier death or resignation.

Unless authority to vote for any of these nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Evan Bakst, Mortimer Berkowitz III, Quentin Blackford, David Demski, Karen K. McGinnis, Patrick S. Miles, David R. Pelizzon, Jeffrey P. Rydin, and Ward W. Woods. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in that nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted FOR each nominee at the Annual Meeting is required to elect each nominee as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EVAN BAKST, MORTIMER BERKOWITZ III, QUENTIN BLACKFORD, DAVID DEMSKI, KAREN K. MCGINNIS, PATRICK S. MILES, DAVID R. PELIZZON, JEFFREY P. RYDIN, AND WARD W. WOODS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors is seeking stockholder ratification of its selection of Deloitte & Touche LLP ("Deloitte") to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Representatives of Deloitte are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required under the laws of the State of Delaware, by our Bylaws or otherwise. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

The affirmative vote of a majority of the shares cast affirmatively or negatively on this proposal at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the results of the vote. Brokerage firms have authority to vote customers’ uninstructed shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Fees of Principal Accounting Firm

The following table presents fees for professional audit services rendered by Deloitte for the audit of our annual financial statements for the fiscal years ended December 31, 2023 and 2022, as applicable, and fees billed for other services rendered by our certifying principal accountant during those periods.

	Fiscal Year 2023	Fiscal Year 2022
Audit fees (1)	$1,792,967	$1,323,844
Audit-related fees	77,475	128,787
Tax fees	221,550	110,250
Total	$2,091,992	$1,562,881
(1)
Represents aggregate fees for professional services rendered for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s periodic filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

Pursuant to its charter, it is a primary duty and responsibility of the Audit Committee to pre-approve all audit and non-audit services rendered by our independent registered public accounting firm, and all such services were pre-approved in accordance with its charter during the fiscal years ended December 31, 2023 and 2022. Pursuant to its authorized responsibilities, the Audit Committee generally pre-approves specified services in the defined categories of audit services, tax services and other permissible non-audit services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by Deloitte was compatible with maintaining the independence of Deloitte and all such services had been preapproved.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not "soliciting material," is not deemed "filed" with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference.

Audit Committee Report

The Audit Committee of the Board of Directors operates under a written charter adopted by the Board of Directors. In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte a formal written statement describing all relationships between the Company and Deloitte that might bear on Deloitte’s independence consistent with applicable requirements of the Public Company Accounting Oversight Board (United States) regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee discussed with Deloitte any relationships that may impact their objectivity and independence and satisfied itself as to Deloitte’s independence.

The Audit Committee discussed with Deloitte the matters required to be communicated under Auditing Standards No. 1301, as amended, "Communication with Audit Committees." In addition, with and without management present, the Audit Committee discussed and reviewed the results of Deloitte’s examination of the Company’s 2023 financial statements.

Based upon the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of the Company’s management and the independent registered public accounting firm’s report to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company include the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC. The Audit Committee has also recommended, subject to stockholder approval, the ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Audit Committee

Elizabeth Altman (Chair)
Quentin Blackford
David H. Mowry

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3:

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, we are seeking your advisory vote of the compensation of our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including in the section of this proxy statement titled "Executive Officer and Director Compensation." You are being asked to vote on the following advisory resolution:

"RESOLVED, that the compensation paid to the Named Executive Officers of Alphatec Holdings, Inc., as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and the related material disclosed in this proxy statement is hereby APPROVED."

The compensation of our Named Executive Officers is based on a design that ties a substantial percentage of an executive’s compensation to the attainment of financial and other performance measures that, the Board of Directors believes, promote the creation of long-term stockholder value and position the Company for long-term success. As described more fully in the "Executive Officer and Director Compensation" section of this proxy statement, the mix of fixed and performance based compensation and the terms of long-term incentive awards, as well as the terms of executives’ employment agreements, are all designed to enable the Company to attract, motivate and retain key executives who are crucial to our long-term success while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee and the Board of Directors believe that the design of the program, and hence the compensation awarded to our Named Executive Officers under the current program, fulfills this objective.

Stockholders are urged to read the "Executive Officer and Director Compensation" section of this proxy statement, which discusses in detail how our compensation policies and procedures implement our compensation philosophy.

The affirmative vote of a majority of the votes cast affirmatively or negatively on this proposal at the Annual Meeting is required to approve, on an advisory basis, this resolution. Although the vote is non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration in connection with their ongoing evaluation of the Company’s compensation program and when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SET FORTH IN THIS PROXY STATEMENT, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

CODE OF CONDUCT AND ETHICS

We have adopted a code of business conduct that applies to all of our employees, including our Chief Executive Officer, who is our principal executive officer, our Chief Financial Officer, who is our principal financial officer and our principal accounting officer. The text of the code of business conduct is posted on our website at www.atecspine.com under "Governance" in the "Investors" section, and is available to stockholders without charge, upon request, in writing to our Corporate Secretary, Alphatec Holdings, Inc., at 1950 Camino Vida Roble, Carlsbad, CA 92008. Disclosure regarding any amendments to, or waivers from, provisions of the code of business conduct that apply to our directors, principal executive officer and principal financial officer will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of Nasdaq and the SEC, in which case we intend to post such amendments and waivers on our website at www.atecspine.com.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

To be considered for inclusion in the proxy statement relating to our 2025 Annual Meeting of Stockholders, we must receive stockholder proposals (other than for director nominations) no later than January 2, 2025, which is 120 days prior to the date that is one year from this year’s mailing date of May 2, 2024, unless the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary of the 2024 Annual Meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.

In addition, our Bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and director nominations not requested to be included in our proxy statement, to be brought before an annual meeting of stockholders. In general, the notice must meet the requirements in our Bylaws and be received at our principal executive offices not less than 45 days before nor more than 75 days prior to the one-year anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting. Therefore, to be presented at the 2025 Annual Meeting of Stockholders, such a proposal must be received no earlier than February 16, 2025 and no later than March 18, 2025. However, if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary date of the 2024 Annual Meeting, notice must be received not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the 60th day prior to such annual meeting or, if later, ten days following the date on which public announcement of the date of the meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2025 Annual Meeting of Stockholders. If a proposal is timely received, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 3, 2025.

All stockholder proposals should be marked for the attention of our Corporate Secretary, Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008. Stockholders are advised to review our Bylaws which also specify requirements as to the form and content of a stockholder’s notice.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and the Company’s website at www.atecspine.com. References to these websites do not constitute incorporation by reference of the information contained therein and should not be considered part of this proxy statement.

As permitted by Item 14(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended, the Company is "incorporating by reference" into this proxy statement its Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2023, which means that it is disclosing important information to you by referring you to those documents that are considered part of this proxy statement.

Carlsbad, CA
April 26, 2024

Our Annual Report (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.atecspine.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Alphatec Holdings, Inc., 1950 Camino Vida Roble, Carlsbad, CA 92008, Attention: Corporate Secretary.

Alphatec Holdings, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect nine persons to our Board of Directors;				
		FOR	WITHHOLD		
	1.01 Evan Bakst	☐	☐		FOR
	1.02 Mortimer Berkowitz III	☐	☐		FOR
	1.03 Quentin Blackford	☐	☐		FOR
	1.04 David Demski	☐	☐		FOR
	1.05 Karen K. McGinnis	☐	☐		FOR
	1.06 Patrick S. Miles	☐	☐		FOR
	1.07 David R. Pelizzon	☐	☐		FOR
	1.08 Jeffrey P. Rydin	☐	☐		FOR
	1.09 Ward W. Woods	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024;	☐	☐	☐	FOR
3.	To approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR

Signature (and Title if applicable) Date

Signature (if held jointly) Date

styleIPC P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Have the 12 digit control number located in the box above availablewhen you access the website and follow the instructions. Your control number Scan QR for digital voting Internet: Alphatec Holdings, Inc. Annual Meeting of Stockholders www.proxypush.com/ATEC • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote For Stockholders of record as of April 17, 2024 Phone: 1-866-834-6032 Wednesday, June 12, 2024 10:00 AM, Pacific Time • Use any touch-tone telephone ATEC Spine, Inc. 1950 Camino Vida Roble, Carlsbad, CA 92008 • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 10:00 AM, Pacific Time, June 12, 2024. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Patrick S. Miles and Tyson Marshall (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Alphatec Holdings, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved Alphatec Holdings, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. To elect nine persons to our Board of Directors; FOR 1.01 Evan Bakst #P2# 1.02 Mortimer Berkowitz III #P3# 1.03 Quentin Blackford #P4# 1.04 David Demski #P5# 1.05 Karen K. McGinnis #P6# 1.06 Patrick S. Miles #P7# 1.07 David R. Pelizzon #P8# 1.08 Jeffrey P. Rydin #P9# 1.09 Ward W. Woods #P10# FOR 2. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting #P11# firm for our fiscal year ending December 31, 2024; 3. To approve, on an advisory basis, the compensation of our named executive officers. #P12# YOUR VOTE WITHHOLD #P2# #P3# #P4# #P5# #P6# #P7# #P8# #P9# #P10# AGAINST #P11# #P12# ABSTAIN #P11# #P12# BOARD OF DIRECTORS RECOMMENDS FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR FOR Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)